Exhibit 10.29

Execution

TRUST INDENTURE

Between

STATE OF CONNECTICUT

and

FIRST UNION NATIONAL BANK

as Trustee

Dated
as of
March 1, 2000

relating to

State of Connecticut
Bradley International Airport
Special Obligation Parking Revenue Bonds

TRUST INDENTURE

THIS TRUST INDENTURE dated as of March 1, 2000, is made by and between the State of Connecticut (the “State”) and First Union National Bank, a national banking association organized and existing under the laws of the United States, duly authorized to exercise corporate trust powers in the State of Connecticut, as Trustee, under the circumstances summarized in the following recitals (the capitalized terms not defined in the recitals and granting clauses being used therein as defined in this Indenture):

A. The State, acting through the Department of Transportation, is the owner of certain land, buildings and improvements thereon known as Bradley International Airport (the “Airport”), which is located in part in the Town of Windsor Locks, County of Hartford, State of Connecticut, and the State has determined to construct an approximately 3,450 space parking garage and other related improvements (the “Garage”) on a site immediately adjacent to the terminal complex at the Airport;

B. The State previously has entered into the Indenture of Trust, dated as of October 1, 1982, as amended, with the trustee named therein (the “Bradley Airport Parity Bond Indenture”), providing for the issuance thereunder of the Bradley Airport Parity Bonds;

C. By virtue of the authority of the laws of the State, particularly C.G.S. Chapter 266a et seq., and Section 2.8 of the Bradley Airport Parity Bond Indenture, the State is authorized to enter into Special Facility Leases and to issue Special Obligation Bonds (each as defined in Section 2.8 of the Bradley Airport Parity Bond Indenture) and further is authorized to enter into this Indenture and to do or cause to be done all the acts and things herein provided or required to be done;

D. In order to acquire and construct the Garage, the State has entered into the Construction, Financing and Operating Special Facility Lease Agreement, dated as of March 1, 2000 (the “Lease”), with APCOA Bradley Parking Company, LLC, a Connecticut limited liability company (“ABPC”), which has agreed to construct and operate the Garage and to provide for the payment of certain amounts thereunder, and the State has determined to issue and sell one or more series of its Bradley International Airport Special Obligation Parking Revenue Bonds (the “Bonds”) to provide funds to finance the costs of the acquisition and construction of the Garage and related costs;

E. The State has determined to issue (i) its $47,665,000 State of Connecticut Bradley International Airport Special Obligation Parking Revenue Bonds, Series 2000 A (the “Series 2000 A Bonds”), and (ii) its $6,135,000 State of Connecticut Bradley International Airport Special Obligation Parking Revenue Bonds, Taxable Series 2000 B (the “Series 2000 B Taxable Bonds”; together with the Series 2000 A Bonds, the “Series 2000 Bonds”), which Series 2000 Bonds shall be substantially in the forms set forth in the First Supplemental Indenture;

F. To secure the payment of Debt Service on the Series 2000 Bonds and certain other payments due and payable by ABPC to the State under the Lease, APCOA/Standard Parking, Inc. (“APCOA”), the sole corporate member of ABPC, has delivered to the State the Guaranty Agreement, dated as of March 1, 2000 (the “APCOA Guaranty”);

G. By resolution duly adopted on August 27, 1999 by the State Bond Commission, the State is authorized to enter into this Indenture and to issue the Series 2000 Bonds for the purpose of financing the acquisition and construction of the Garage;

H. All acts and conditions required to be done or performed or to have been met precedent to and in the issuance of the Series 2000 Bonds and the signing and delivery of this Indenture and the First Supplemental Indenture have been performed and have been met, or at the delivery of the Series 2000 Bonds will have been performed and will have been met (i) to make the Series 2000 Bonds, when issued, delivered and authenticated, valid special obligations of the State in accordance with the terms thereof and hereof, and (ii) to make this Indenture a valid, binding and legal trust agreement for the security of the Bonds in accordance with its terms;

I. The obligation of the State to pay the principal of and interest on the Series 2000 Bonds is to be insured, for the benefit of the Holders of the Series 2000 Bonds, by the Bond Insurer; and

J. The Trustee has accepted the trusts created by this Indenture and in evidence thereof has joined in the execution hereof;

NOW, THEREFORE, THIS INDENTURE WITNESSETH, that to secure: the payment of Debt Service on the Bonds according to their true intent and meaning and all other amounts due from time to time hereunder, including those due to the Trustee, and to secure the performance and observance of all of the covenants, agreements, obligations and conditions contained therein and herein, and to declare the terms and conditions upon and subject to which the Bonds are and are intended to be issued, held, secured and enforced, and in consideration of the premises and the acceptance by the Trustee of the trusts created herein and of the purchase and acceptance of the Bonds by the Holders, and for other good and valuable consideration, the receipt of which is acknowledged, the State has signed and delivered this Indenture and does hereby absolutely and irrevocably pledge and assign to the Trustee and to its successors in trust, and its and their assigns, and grant a lien upon, all right, title and interest of the State in the Assigned Lease Rights, the Pledged Revenues, the Pledged Funds and the APCOA Guaranty (but only as to APCOA’s obligation thereunder to make Guarantor Payments) to the extent and with the exceptions provided in this Indenture;

PROVIDED, HOWEVER, that any pledge or assignment of, or lien on, any Fund, account, receivables, revenues, money or other intangible property not in the custody of the Trustee shall be valid and enforceable only to the extent permitted by law.

TO HAVE AND TO HOLD unto the Trustee and its successors in that trust and its and their assigns forever;

BUT IN TRUST, NEVERTHELESS, and subject to the provisions hereof,

(a) except as provided otherwise herein, for the equal and proportionate benefit, security and protection of all present and future Holders,

(b) for the enforcement of the payment of the Debt Service on the Bonds and all other amounts due from time to time hereunder, including those due to the Trustee, when payable, according to the true intent and meaning thereof and of this Indenture, and

(c) to secure the performance and observance of and compliance with the covenants, agreements, obligations, terms and conditions of this Indenture,

in each case, except as provided otherwise herein, without preference, priority or distinction, as to lien or otherwise, of any one Bond over any other by reason of designation, number, date of the Bonds or of authorization, issuance, sale, execution, authentication, delivery or maturity thereof, or otherwise, so that each Bond and all Bonds shall have the same right, lien and privilege under this Indenture, and shall be secured equally and ratably hereby, it being intended that the lien and security of this Indenture shall take effect from the date hereof, without regard to the date of actual issue, sale or delivery of the Bonds, as though upon that date all of the Bonds were actually issued, sold and delivered to purchasers for value;

PROVIDED FURTHER, HOWEVER, that if

(i) the principal of the Bonds and the interest due or to become due thereon, together with any premium required by redemption of any of the Bonds prior to maturity, shall be well and truly paid, at the times and in the manner to which reference is made in the Bonds, according to the true intent and meaning thereof, or the outstanding Bonds shall have been paid and discharged in accordance with Article IX hereof, and

(ii) all of the covenants, agreements, obligations, terms and conditions of the State under this Indenture shall have been kept, performed and observed, and there shall have been paid to the Trustee, the Registrar, the Paying Agents and the Authenticating Agents all sums of money due or to become due to them in accordance with the terms and provisions hereof, then this Indenture and the rights assigned hereby shall cease, determine and be void, except as provided in Section 9.03 hereof with respect to the survival of certain provisions hereof; otherwise, this Indenture shall be and remain in full force and effect.

It is declared that all Bonds issued hereunder and secured hereby are to be issued, authenticated and delivered, and that all Pledged Revenues and the Pledged Funds are to be dealt with and disposed of under, upon and subject to, the terms, conditions, stipulations, covenants, agreements, obligations, trusts, uses and purposes provided in this Indenture. The State has agreed and covenanted, and agrees and covenants with the Trustee and with each and all Holders, as follows:

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ARTICLE I

DEFINITIONS

Section 1.01. Definitions. In addition to the words and terms elsewhere defined in this Indenture or in the Lease, unless the context or use clearly indicates another or different meaning or intent:

“ABPC” means APCOA Bradley Parking Company, LLC, a Connecticut limited liability company, and its permitted successors, licensees and assigns, or any successor lessee under the Lease or any substitute lease or any operator under a substitute operating agreement, in either event entered into pursuant to Section 8.04(c) hereof. In the event that, prior to the State entering into any such substitute lease or operating agreement, ABPC should cease to exist at any time after Substantial Completion of the Garage, references herein to ABPC shall be construed as referring to BAP.

“ABPC Security Agreement and Assignment” means the Security Agreement and Assignment of Leases and Rents, dated as of March 1, 2000, from ABPC to the Trustee and the Custodian, as the same may be modified, amended, supplemented or substituted from time to time in connection with the Lease or any substitute lease.

“Accounts” means any of the accounts created by or referred to in Section 5.01 of this Indenture, including any sub-accounts therein.

“Act” means C.G.S. Chapter 266a, as amended.

“Airport” means Bradley International Airport.

“Annual Debt Service Requirement” means the principal and interest to be paid on Outstanding Bonds and Parity Obligations, as the case may be, during the applicable Lease Year. For purposes of calculating such requirements:

(a) principal and interest requirements on Bonds and Parity Obligations, or portions thereof, shall not be included in the computation of the annual principal and interest payments if such principal or interest, or portions thereof, are payable from amounts deposited in trust, escrowed or otherwise set aside for the payment thereof with the Trustee or another Person approved by the Trustee;

(b) any Long-Term Obligation having a single principal maturity and no sinking fund redemption requirements, or having a principal amount due in any Lease Year which exceeds an amount equal to two hundred percent (200%) of the maximum principal amount of such Long-Term Obligation that would have become due (whether at maturity or pursuant to sinking fund redemption requirements) in such Lease Year if such Obligation had been amortized on a level debt service basis over the stated term of such Obligation, and any Interim Obligation shall be recast so that (i) such Obligation shall be deemed to be amortized on a level debt service basis over a period of time equal to the Assumed Amortization Period at the actual rate of interest borne by such Obligation, or (ii) if the State has an enforceable commitment for the refinancing of such Obligation under the terms of a credit facility or otherwise, such Obligation shall be deemed to bear interest and to be payable as to principal according to the terms of that refinancing commitment;

(c) any Variable Rate Obligation shall be deemed to bear interest at the Assumed Interest Rate;

(d) in the case of Bonds secured by a letter of credit or other credit facility, the reimbursement obligation of the State to the issuer of the letter of credit or other credit facility shall not be included in the calculation of Annual Debt Service Requirements so long as the principal and interest payments on the Bonds are included in such calculation and provided that the State has no current reimbursement obligation thereunder;

(e) amounts to be paid and received periodically under an interest rate exchange, swap or other hedge arrangement may be excluded from the calculation of Annual Debt Service Requirements if the debt service requirements on the Bonds or Parity Obligations to which such hedge arrangement relates have been included in the calculation, and any termination payments paid under any such hedge arrangements shall be payable only from amounts on deposit in the Garage Surplus Fund and shall be excluded from the calculation of Annual Debt Service Requirements; and

(f) no obligations to pay principal and interest shall be counted more than once.

“APCOA” means APCOA/Standard Parking, Inc., a Delaware corporation, and its permitted successors and assigns, or any successor entity guaranteeing payments under the Lease or any substitute lease or operating agreement entered into pursuant to Section 8.04(c) hereof.

“APCOA Guaranty” means the Guaranty Agreement, dated as of March 1, 2000, from APCOA to the State, as the same may be modified, amended or supplemented from time to time in accordance with the provisions of Article XI hereof, or any substitute guaranty delivered in connection with the Lease or any substitute lease or operating agreement entered into pursuant to Section 8.04(c) hereof.

“APCOA Security Agreement and Assignment” means the Security Agreement and Assignment of Leases and Rents, dated as of March 1, 2000, from APCOA to the Trustee and the Custodian, as the same may be modified, amended, supplemented or substituted from time to time in connection with the Lease or any substitute lease.

“Assigned Lease Rights” means all rights under the Lease and the Security Agreements other than those relating to the Surface Parking, which are assigned by the State to the

Trustee as security for the Bonds and may be enforced by the Trustee, alone or jointly with the State, provided that, the State shall retain the right to enforce those provisions of the Lease relating to the Surface Parking and to the State’s right to receive indemnification and payment of its fees and expenses and to enforce Sections 42, 46, 48 and 49 of the Lease.

“Assignment Agreement” means the Assignment Agreement, dated as of March 1, 2000, between ABPC, as assignor, and BAP, as assignee, as the same may be modified, amended or supplemented from time to time in accordance with its terms.

“Assumed Amortization Period” means, with respect to any Bonds or Parity Obligations the principal and interest requirements of which are to be recast for purposes of a calculation of the Annual Debt Service Requirements or in connection with the incurrence of an Interim Obligation, the period of time not exceeding thirty (30) years, set forth in an opinion delivered to the Trustee of an investment banker selected by the Treasurer and experienced in underwriting or placing obligations of the type being recast, or of another Person selected by the Treasurer and experienced in the issuance and sale of obligations of such type, as being the maximum period of time over which obligations having comparable terms and security issued or incurred by an issuer of comparable credit standing would, if then being offered, be marketable on reasonable and customary terms.

“Assumed Interest Rate” means, with respect to any Bonds or Parity Obligations that are Variable Rate Obligations, the principal and interest requirements of which are to be recast for purposes of a calculation of the Annual Debt Service Requirements or in connection with the incurrence of an Interim Obligation, the rate per annum determined, at the election of the State, pursuant to clause (a) or clause (b) below:

(a) the rate per annum in effect for revenue bonds of comparable maturity as published in The Bond Buyer Revenue Bond Index as of a date within 30 calendar days of the date of the calculation of Annual Debt Service Requirements; or

(b) the average rate per annum which was in effect for 12 out of the last 18 months preceding the date of the calculation of Annual Debt Service Requirements on such Variable Rate Obligations, or, if no rate was in effect for such period of time, then, at the election of the State, the average rate per annum in effect for any lesser period of time or the rate per annum which was in effect on the date on which such Variable Rate Obligations were issued or incurred, adjusted in each case to include the fee paid for any letter of credit used to support or enhance such Variable Rate Obligations and the remarketing fee paid to any Person who remarkets any Variable Rate Obligations pursuant to a remarketing agreement.

“Authenticating Agent” means the Trustee and the Registrar for the series of Bonds and any other bank, trust company or other person designated as an Authenticating Agent for such series of Bonds by or in accordance with Section 6.13 of this Indenture, each of which shall be a transfer agent registered in accordance with Section 17A(c) of the Securities Exchange Act of 1934, as amended.

“Authorized Denominations” means with respect to any series of Bonds, the denominations provided in the Supplemental Indenture creating such series of Bonds.

“Authorized Officer” or “Authorized Officers” means any person or persons specifically authorized to take on behalf of the State the action intended, and if there is no such specific authorization, shall mean the Treasurer or the Treasurer’s designated delegate; provided that the Bureau Chief of the Bureau of Aviation and Ports of the Department of Transportation, or his designated delegate, shall be authorized to execute and deliver requisitions for disbursements from the accounts of the Construction Fund in accordance with Section 5.02 hereof and the applicable provisions of a Supplemental Indenture.

“BAP” means Bradley Airport Parking Limited Partnership, a Delaware limited partnership, and its permitted successors, licensees and assigns.

“BAP Security Agreement” means the Security Agreement, dated as of March 1, 2000, from BAP to the Trustee and the Custodian, as the same may be modified, amended, supplemented or substituted from time to time in connection with the Lease or any substitute lease.

“Bond” or “Bonds” means all Bonds issued and Outstanding pursuant to this Indenture and the Supplemental Indentures, as provided in Article II.

“Bond Insurer” means the issuer of a municipal bond insurance policy securing a series of Bonds as may be provided for and defined in the Supplemental Indenture relating to that series of Bonds.

“Book entry form” or “book entry system” means, with respect to the Bonds, a form or system, as applicable, under which (i) the ownership of beneficial interests in Bonds may be transferred only through a book entry and (ii) physical Bond certificates in fully registered form are registered only in the name of a Depository or its nominee as Holder, with the physical Bond certificates “immobilized” in the custody of the Depository. The book entry system is maintained by and is the responsibility of the Depository and not the State or the Trustee. The book entry is the record that identifies, and records the transfer of the interest of, the owners of beneficial (book entry) interests in the Bonds.

“Bradley Airport Parity Bond Indenture” means the Indenture of Trust, dated as of October 1, 1982, as amended and supplemented, between the State and the trustee named therein, and any indenture subsequently entered into by the State, which may be in addition thereto or in replacement thereof, pursuant to which bonds are issued by the State to finance improvements at the Airport and which bonds are secured by revenues of the Airport.

“Bradley Airport Parity Bonds” means the bonds of the State issued and outstanding from time to time under the Bradley Airport Parity Bond Indenture.

“Business Day” means any day of the year, other than a Saturday or Sunday, or a day on which banks located in the cities in which the principal offices of the Trustee and any Paying

Agent are located and in Hartford, Connecticut are legally authorized to be closed, and on which the Trustee and the Paying Agent are open.

“Capitalized Interest Account” means the Capitalized Interest Account of the Construction Fund created by Section 5.01 of the Indenture.

“Code” means the Internal Revenue Code of 1986, as amended, and the applicable Treasury Regulations thereunder.

“Construction Fund” means the Construction Fund created by Section 5.01 of this Indenture.

“Construction Period” means the period between the beginning of the acquisition, construction and installation of the Improvements to be financed from the proceeds of any series of Bonds, and the date of completion thereof, as certified in accordance with Section 5.02(c) hereof.

“Consultant” means an individual or firm, which may include a firm of independent certified public accountants, recognized to be knowledgeable in the operation and finances of airports and/or parking facilities, as may from time to time be designated by the State.

“Costs of Issuance Account” means the Costs of Issuance Account of the Construction Fund created by Section 5.01 of this Indenture.

“Custodian” means the Trustee acting in its capacity as Custodian under the Custody Agreement.

“Custody Agreement” means the Custody Agreement, dated as of March 1, 2000, between the State and the Custodian relating to the deposit and application of Surface Parking Gross Receipts (as defined in the Lease).

“Debt Service” means, for any period or time, the principal of (whether at stated maturity, by mandatory sinking fund redemption, by acceleration or otherwise) and interest and any premium due on the Bonds and/or any Parity Obligations then outstanding for that period or payable at that time, as the case may be.

“Debt Service Fund” means the Debt Service Fund created by Section 5.01 of this Indenture.

“Debt Service Reserve Fund” means the Debt Service Reserve Fund created by Section 5.01 of this Indenture.

“Debt Service Reserve Requirement” means with respect to any series of Bonds for which an account in the Debt Service Reserve Fund has been established, such amount as is designated in the Supplemental Indenture for that series of Bonds to be the required balance for that account.

“Department of Transportation” means the Department of Transportation of the State.

“Depository” means The Depository Trust Company (a limited purpose trust company), New York, New York, until any successor Depository shall have become such pursuant to the applicable provisions of this Indenture and, thereafter, “Depository” shall mean the successor Depository. Any Depository shall be a securities depository that is a clearing agency under federal law operating and maintaining, with its participants or otherwise, a book entry system to record ownership of beneficial interests in Bonds, and to effect transfers of beneficial interests in the Bonds, in a book entry form.

“Event of Default” means any of the events described in Section 7.01 of this Indenture.

“Extraordinary Services” and “Extraordinary Expenses” means all services rendered and all reasonable and necessary out-of-pocket expenses (including reasonable counsel fees) properly incurred under this Indenture by the Trustee, the Registrar and any Authenticating Agent and Paying Agent other than Ordinary Services and Ordinary Expenses, including, after the occurrence of an Event of Default, nonministerial services and reasonable and necessary counsel and other advisory out-of-pocket fees incurred by the Trustee.

“First Supplemental Indenture” means the First Supplemental Trust Indenture dated as of March 1, 2000 between the State and the Trustee, authorizing the Series 2000 Bonds.

“Fixed Rate Obligation” means any Bonds or Parity Obligations the yield on which is fixed and determinable on their issuance date.

“Funds” means any of the funds created by or referred to in Section 5.01 of this Indenture, including any accounts and sub-accounts therein.

“Garage” means the approximately 3,450 space parking garage and other related improvements to be constructed at the Airport immediately adjacent to the terminal complex in accordance with the Lease.

“Garage Coverage Ratio” means for any twelve-month period the ratio of (A) Pledged Revenues less Garage Operating Expenses, in each case for such period, to (B) maximum Annual Debt Service Requirements in any subsequent Lease Year. Except as otherwise may be permitted herein or in any Supplemental Indenture relating to a particular series of Bonds, the Garage Coverage Ratio for each Lease Year shall be not less than 1.50; provided that any such change in the Garage Coverage Ratio shall not apply to Bonds previously outstanding unless approved by a majority of the Holders of such outstanding Bonds.

“Garage Gross Receipts” means Garage Gross Receipts as defined in the Lease, together with any similar gross receipts or revenues of any nature resulting from the parking of motor vehicles or other related activities arising from the lease, use, possession and operation of any Improvements. Amounts received pursuant to the APCOA Guaranty on account of Garage

Guaranteed Payments (as defined in the Lease) shall be treated as Garage Gross Receipts and shall be deposited into the Garage Gross Receipts Fund.

“Garage Gross Receipts Fund” means the Garage Gross Receipts Fund created by Section 5.01 of this Indenture.

“Garage Major Maintenance and Capital Improvement Fund” means the Garage Major Maintenance and Capital Improvement Fund created by Section 5.01 of this Indenture.

“Garage Operating Expenses” means Garage Operating Expenses as defined in the Lease, together with any similar operating expenses paid in the ordinary course of business in connection with the operation of any Improvements which are reasonable and directly attributed thereto.

“Garage Operating Expenses Budget” means Garage Operating Expenses Budget as defined in the Lease.

“Garage Surplus Fund” means the Garage Surplus Fund created by Section 5.01 of this Indenture.

“Garage Trustee Expenses” means all State-approved fees and expenses of the Trustee related to the Garage and any and all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by the Trustee in enforcing its rights under the APCOA Guaranty.

“Government Obligations” means (a) direct and general obligations of, or obligations unconditionally guaranteed by, the United States of America, (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America for the timely payment thereof, (c) municipal obligations the payment of principal (either to the maturity thereof or an earlier stated redemption date), redemption price, if any and interest on which is irrevocably secured by obligations described in clauses (a) or (b) above which have been deposited in an escrow arrangement which is irrevocably pledged to the credit of such municipal obligations and which municipal obligations are rated at the time of acquisition or purchase in the highest rating category by Moody’s and S&P, or (d) securities or receipts evidencing ownership interests in obligations or specified portions (such as principal or interest) of obligations described in clauses (a), (b) or (c) above the full and timely payment of which securities receipts or portions of obligations is unconditionally guaranteed as a full faith and credit obligation of the United States.

“Guarantor Payments” means Guarantor Payments as defined in Section 5.09(b) hereof.

“Holder” or “Holder of a Bond” means the Person in whose name a Bond is registered on the Register.

“Improvements” means (i) the Garage and any improvements, additions, replacements, alterations or extensions to the Garage and (ii) any other parking facilities at the Airport, including real estate and interests in real estate, buildings, structures, fixtures and facilities and additions thereto, and machinery, equipment, furnishings and other appurtenances and costs incidental thereto, which are financed in whole or in part by the Bonds or any Parity Obligations.

“Indenture” means this Trust Indenture, dated as of March 1, 2000, between the State and the Trustee, as the same may be modified, amended or supplemented from time to time in accordance with the terms hereof, including without limitation by the First Supplemental Indenture.

“Interest Account” means the Interest Account of the Debt Service Fund created by Section 5.01 of the Indenture.

“Interest Payment Date” or “Interest Payment Dates” means as to each series of Bonds, such date or dates designated as an Interest Payment Date in or pursuant to the applicable Supplemental Indenture for that series.

“Interim Obligation” means any revenue obligation with a maximum maturity of not more than five years incurred or assumed in anticipation of being refinanced or refunded by Bonds or Parity Obligations.

“Issuance Costs” means Issuance Costs as defined in the Lease.

“Lease” means the Construction, Financing and Operating Special Facility Lease Agreement, dated as of March 1, 2000, between the State and ABPC, as the same may be modified, amended or supplemented from time to time in accordance with the terms thereof. In the event that the State shall enter into a substitute lease or operating agreement in accordance with Section 8.04(c) hereof, as used herein “Lease” thereafter shall mean such substitute lease or operating agreement.

“Lease Year” means Lease Year as defined in the Lease.

“License Agreement” means the License Agreement, dated as of March 1, 2000, between APBC and APCOA, as the same may be modified, amended or supplemented from time to time in accordance with its terms.

“Long Term Obligation” means any revenue obligation maturing over more than five years.

“Mandatory Sinking Fund Requirements” means, as to any series of Bonds, the Mandatory Sinking Fund Requirements determined or designated in or pursuant to the applicable or Supplemental Indenture.

“Moody’s” means Moody’s Investors Service, a corporation organized and existing under the laws of the State of Delaware, its successors and their assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, “Moody’s” shall be deemed to refer to any other nationally recognized securities rating agency designated by the State, by notice to ABPC and the Trustee.

“Notice Address” means:

as to the State:	Office of the Treasurer
55 Elm Street
Hartford, CT 06106 Attn: Treasurer

and to:

Department of Transportation
2800 Berlin Turnpike
P.O. Box 317546
Newington, CT 06131-7546
Attn: Commissioner of Transportation

as to the Depository:	The Depository Trust Company
Call Notification Department Muni Reorganization Manager 711 Stewart Avenue
Garden City, New York 11530

as to the Trustee:	First Union National Bank
10 State House Square
Hartford, CT 06103-3698
Attn: Corporate Trust Administration

“Ordinary Services” or “Ordinary Expenses” means those services normally rendered, and those reasonable and necessary out-of-pocket expenses (including counsel’s fees) normally incurred, by a trustee, registrar, authenticating agent, or paying agent, as applicable, under instruments similar to this Indenture.

“Outstanding Bonds”, “Bonds outstanding” or “outstanding” as applied to Bonds, means, as of the applicable date all Bonds that have been authenticated and delivered, or are being delivered, by the Trustee, under this Indenture except in each case:

(a) Bonds canceled upon surrender, exchange or transfer, or canceled because of payment or redemption on or prior to that date;

(b) Bonds, or the portion thereof, for the payment, redemption or purchase for cancellation of which sufficient moneys shall have been deposited and credited with the Trustee or any Paying Agents on or prior to that date for that purpose (whether upon or prior to the maturity or redemption date of those Bonds); provided that if any of those Bonds are to be redeemed prior to their maturity, notice of that redemption shall have been given or arrangements satisfactory to the Trustee shall have been made for giving notice of that redemption, or waiver by the affected Holders of that notice satisfactory in form to the Trustee shall have been filed with the Trustee;

(c) Bonds, or the portion thereof, which are deemed to have been paid and discharged pursuant to the provisions of this Indenture; and

(d) Bonds in lieu of which others have been authenticated under Section 3.07 of this Indenture.

For purposes of determining whether the Holders of the requisite principal amount of Bonds Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Bonds beneficially owned by ABPC or APCOA or any affiliate of either, or by the State, shall be disregarded and deemed not to be Outstanding (unless such entity or entities own in the aggregate 100% of all Bonds then outstanding), except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Bonds which the Trustee knows to be so owned shall be so disregarded. Bonds which have been pledged in good faith to a Person may be regarded as Outstanding for such purposes if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to act with respect to such Bonds and that the pledgee is not the State, ABPC or APCOA or any affiliate of ABPC or APCOA.

“Outstanding Parity Obligation,” “Parity Obligation Outstanding” or “outstanding” as applied to a Parity Obligation means, as of the applicable date, all Parity Obligations which have been incurred except:

(a) Parity Obligations canceled upon surrender, exchange or transfer, or canceled because of payment or redemption on or prior to that date;

(b) Parity Obligations, or the portion thereof, for the payment, redemption or purchase for cancellation of which sufficient money has been deposited and credited with the holders of that Parity Obligation or with the trustee or any paying agents for that Parity Obligation on or prior to that date for that purpose (whether upon or prior to the maturity or redemption date of that Parity Obligation); provided that if any of that Parity Obligation is to be redeemed prior to maturity, notice of that redemption shall have been given or arrangements satisfactory to the holders or the trustee for that Parity Obligation shall have been made for giving notice of that redemption, or waiver by the affected holders of that notice satisfactory in form to the holders or the trustee shall have been filed with the Trustee;

(c) Parity Obligations, or the portion thereof, which are deemed to have been paid and discharged or caused to have been paid and discharged pursuant to the provisions of the instruments authorizing the issuance of that Parity Obligation; and

(d) Parity Obligation in lieu of which another instrument evidencing the same obligation has been authenticated under the instruments authorizing the issuance of that Parity Obligation.

“Parity Bonds” means Bonds issued under this Indenture and a Supplemental Indenture secured on a parity with the Series 2000 Bonds with respect to the Assigned Lease Rights, the Pledged Revenues, the Pledged Funds (except for any separate accounts in the Debt Service Reserve Fund securing only a particular series of Bonds) and the APCOA Guaranty. “Parity Bonds” shall include the Series 2000 Bonds.

“Parity Obligations” means obligations issued or incurred by the State that are secured by a pledge of the Pledged Revenues on a parity with the pledge given to Parity Bonds under this Indenture, subject to compliance with Article XII of this Indenture.

“Paying Agent” means the Trustee and any bank or trust company designated as a Paying Agent by or in accordance with Section 6.12 of this Indenture.

“Permitted Encumbrances” means to the extent permitted by law:

(a) liens or encumbrances upon, or title defects relating to, rights-of-way if (i) the State has, in the opinion of counsel satisfactory to the Trustee (who may be counsel for the State), power under eminent domain or similar statutes to eliminate those liens, encumbrances or defects or power to condemn or acquire easements or rights-of-way sufficient for the State’s purposes over the land covered by the rights-of-way in question or other lands adjacent thereto and can do so, in the opinion of an Authorized Officer satisfactory to the Trustee, at a cost not in excess of funds then available to the State for that purpose, or (ii) if, in the opinion of a Consultant the Garage or other affected Improvements can be relocated so as not to affect the land so covered thereby and at a cost not in excess of funds then available to the State for that purpose;

(b) mechanic’s, laborer’s, materialman’ s, supplier’s or vendor’s liens, if any such lien is being contested by the State in good faith;

(c) the lien of taxes, assessments and other governmental charges if proceedings for the foreclosure thereof or for the forfeiture of the underlying fee title would not, in the opinion of counsel satisfactory to the Trustee (who may be counsel for the State), operate to extinguish those rights-of-way or if, in the opinion of an Authorized Officer satisfactory to the Trustee, that lien can be discharged, if necessary, by the State at a cost not in excess of funds then available to the State for that purpose;

(d) a lien for specified taxes or assessments not then delinquent or if delinquent, being contested by the State in good faith;

(e) restrictions and rights as to use, and easements for streets, alleys, highways, rights-of-way, railroad and utility purposes over which, in the opinion of a Consultant, will not materially interfere with the use and operation of the Garage or other affected Improvements;

(f) the lien of this Indenture and the Lease and of the Bradley Airport Parity Bond Indenture;

(g) liens, encumbrances or title defects which, in the opinion of counsel satisfactory to the Trustee (who may be counsel for the State and which opinion may be based on certificates of engineers or appraisers satisfactory to the Trustee), either (i) have been or can be adequately guarded against by bond or contract of indemnity, guarantee or insurance and, if not yet obtained, such bond, contract of indemnity, guarantee or insurance can be obtained at a cost not in excess of funds then available to the State for that purpose, or (ii) can be cured by condemnation proceedings at a cost not in excess of funds then available to the State for that purpose;

(h) liens, encumbrances or security interests imposed by the State with respect to the Garage, any other Improvements, the Assigned Lease Rights, the Pledged Revenues, the Pledged Funds or the APCOA Guaranty that by the terms of the instruments creating or evidencing them are declared to be subject and subordinate to the liens and security interests granted in this Indenture and any Supplemental Indenture, including, without limitation, subordinated debt;

(i) contracts, leases or other agreements or contracts for the lease or use of any portion of the Garage or other affected Improvements; and

(j) the lien of all assessments, levies and taxes of any kind and nature relating to the whole or any part of the Garage or other affected Improvements or any interest therein the payment of which is contractually arranged by the State for another Person to pay.

“Permitted Investments” means to the extent permitted by law:

(a) such obligations, securities and investments as are set forth in subsection (f) of C.G.S. Section 3-20, as the same may be amended from time to time;

(b) participation certificates in the short-term investment fund created and existing under C.G.S Section 3-27a, as amended by Section 14 of the Public Act No. 84-254, or any successor provision.

“Person” or words importing persons means firms, associations, partnerships, joint ventures, societies, estates, trusts, corporations, public or governmental bodies, other legal entities and natural persons.

“Pledged Funds” means, collectively, (a) with respect to any series of Parity Bonds, the Garage Gross Receipts Fund, the Construction Fund, the Debt Service Fund and the Garage Surplus Fund; and (b) with respect to a series of Parity Bonds for which provision has been made in the Supplemental Indenture for the funding of an account in the Debt Service Reserve Fund to secure that series of Parity Bonds, “Pledged Funds” means those funds described in clause (a) and that series account in the Debt Service Reserve Fund. “Pledged Funds” shall not include the Rebate Fund, the Garage Major Maintenance and Capital Improvement Fund, the State Payment Fund or any funds or accounts created under the Custody Agreement.

“Pledged Revenues” means the Garage Gross Receipts and the proceeds of the investment of amounts on deposit in the Pledged Funds.

“Predecessor Bond” of any particular Bond means every previous Bond evidencing all or a portion of the same debt as that evidenced by the particular Bond. For the purposes of this definition, any Bond authenticated and delivered under Section 3.07 of this Indenture in lieu of a lost, stolen or destroyed Bond shall be deemed to evidence, except as otherwise provided in Section 3.07 of this Indenture, the same debt as the lost, stolen or destroyed Bond.

“Principal Account” means the Principal Account of the Debt Service Fund created by Section 5.01 of this Indenture.

“Project Account” means the Project Account of the Construction Fund created by Section 5.01 of this Indenture.

“Purchase Agreement” means, as to any series of Bonds, the bond purchase agreement between the State and the purchaser of such series of Bonds.

“Rating Service” means each rating agency assigning a rating to the Bonds or if such rating agency shall be dissolved or no longer assigning credit ratings to long term debt, then any other nationally recognized entity designated by the State assigning credit ratings to long term debt.

“Rebate Fund” means the Rebate Fund created by Section 5.01 of this Indenture.

“Register” means the books kept and maintained by the Registrar for registration and transfer of Bonds pursuant to Section 3.06 of this Indenture.

“Registrar” means the Trustee, until a successor Registrar shall have become such pursuant to applicable provisions of this Indenture. Any Registrar designated under this Indenture shall be a transfer agent registered in accordance with Section 17A(c) of the Securities Exchange Act of 1934, as amended.

“Regular Record Date” means, as to each series of Bonds, each of the dates designated as a Regular Record Date in the applicable Supplemental Indenture.

“Reserve Fund Facility” means a surety bond, insurance policy or letter of credit constituting all or part of the Debt Service Reserve Requirement for a series of Bonds authorized to be delivered to the Trustee pursuant to Section 5.05(c) of this Indenture.

“S&P” means Standard & Poor’s Ratings Services, a Division of The McGraw-Hill Companies, Inc., a corporation organized and existing under the laws of the State of New York, its successors and their assigns, and, if such corporation shall no longer perform the functions of a securities rating agency, “S&P” shall be deemed to refer to any other nationally recognized securities rating agency designated by the State by notice to the Trustee and ABPC.

“Security Agreements” means collectively (i) the APCOA Security Agreement and Assignment, (ii) the ABPC Security Agreement and Assignment and (iii) the BAP Security Agreement.

“Series 2000 Bonds” means the Series 2000 A Bonds together with the Series 2000 B Taxable Bonds.

“Series 2000 A Bonds” means the $47,665,000 State of Connecticut Bradley International Airport Special Obligation Parking Revenue Bonds, Series 2000 A, dated as of March 15, 2000 and issued for the purpose of financing the costs of the acquisition and construction of the Garage, including the payment of Issuance Costs.

“Series 2000 B Taxable Bonds” means the $6,135,000 State of Connecticut Bradley International Airport Special Obligation Parking Revenue Bonds, Taxable Series 2000 B, dated as of April 1, 2000 and issued for the purpose of financing certain costs relating to the Garage.

“Special Record Date” means, with respect to any Bond, the date established by the Trustee in connection with the payment of overdue interest on that Bond pursuant to Section 3.05 of this Indenture.

“State” means the State of Connecticut.

“State Bond Commission” means the State Bond Commission of the State.

“State Minimum Guarantee” means the amount required to be paid to the State in each Lease Year under the Lease, including amounts paid to the State from the State Payment Fund.

“State Payment Fund” means the State Payment Fund created by Section 5.01 of this Indenture.

“Subordinate Bonds” means any Bonds issued under this Indenture and a Supplemental Indenture secured on a subordinate basis with respect to the Assigned Lease Rights, the Pledged Revenues, the Pledged Funds and the APCOA Guaranty. Subordinate Bonds shall be issued only in accordance with the requirements of Section 2.05 hereof.

“Substantial Completion” means, as to the Garage, Substantial Completion as defined in Section 4(d) of the Lease and, as to any other Improvements, means Substantial Completion as defined in any supplement or amendment to the Lease entered into in connection with such Improvements.

“Supplemental Indenture” means any indenture supplemental to this Indenture as may from time to time be executed in accordance with Article X of this Indenture, including the First Supplemental Indenture.

“Surface Parking” means the surface parking lots at the Airport leased to ABPC pursuant to the Lease, as set forth in Exhibit G to the Lease, as the same may be modified from time to time in accordance with the Lease.

“Tax-Exempt Obligation” means any obligation or issue of obligations (including bonds, notes and lease obligations treated for federal income tax purposes as evidences of indebtedness) the interest on which is excluded from gross income for federal income tax purposes within the meaning of Section 150 of the Code, and includes any obligation or any investment treated as a “tax-exempt bond” for the applicable purpose of Section 148 of the Code.

“Treasurer” means the Treasurer of the State or, in the absence of the Treasurer, the Deputy Treasurer.

“Trustee” means First Union National Bank, a national banking association organized and existing under the laws of the United States, duly authorized to exercise corporate trust powers in the State of Connecticut, having a place of business in Hartford, Connecticut, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean the successor Trustee.

“Variable Rate Obligation” means any Bonds or Parity Obligations that are not Fixed Rate Obligations.

Section 1.02. Interpretation. Any reference herein to the State or to any officer or employee thereof includes entities or officials succeeding to their respective functions, duties or responsibilities pursuant to or by operation of law or lawfully performing their functions.

Any reference to a section or provision of the Constitution of the State or to a section, provision, chapter or title of the Connecticut General Statutes, or to any statute of the United States of America, includes that section, provision, chapter, title or statute as amended, modified, revised, supplemented or superseded from time to time; provided that no amendment, modification, revision, supplement or superseding section, provision, chapter, title or statute shall be applicable solely by reason of this provision, if it constitutes in any way an impairment of the rights or obligations of the State, the Holders, the Trustee or the Registrar under this Indenture, the Bonds or any other instrument or document entered into in connection with any of the foregoing, including without limitation, any alteration of the obligation to pay Debt Service in the amount and manner, at the times, and from the sources provided in this Indenture, except as permitted herein.

Unless the context indicates otherwise, words importing the singular number include the plural number, and vice versa; the terms “hereof”, “hereby”, “herein”, “hereto”, “hereunder” and similar terms refer to this Indenture; and the term “hereafter” means after, and the term “heretofore” means before, the date of this Indenture. Words of any gender include the correlative words of the other genders, unless the sense indicates otherwise.

Section 1.03. Captions and Headings. The captions and headings in this Indenture are solely for convenience of reference and in no way define, limit or describe the scope or intent of any Articles, Sections, subsections, paragraphs, subparagraphs or clauses hereof.

(End of Article I)

ARTICLE II

AUTHORIZATION, TERMS AND DELIVERY OF BONDS

Section 2.01. Authorized Amount of Bonds. The State may issue, sell and deliver one or more series of Bonds under this Indenture and a Supplemental Indenture for the purposes, upon satisfaction of the conditions, and in the manner provided herein. Anything in this Indenture to the contrary notwithstanding, the aggregate principal amount of Bonds that may be executed, authenticated and delivered pursuant to this Indenture may be limited or additional conditions to their issuance may be imposed, or a combination of both, at any time at the election of the State pursuant to a Supplemental Indenture specifying that limitation or those additional conditions; provided, however, that no such Supplemental Indenture shall increase the duties or obligations of the Trustee without its consent.

Bonds of any series issued under this Indenture shall be on a parity with Bonds of every other series theretofore or thereafter issued under this Indenture with respect to the security described and as provided herein (except as provided in Section 2.05 hereof with respect to Subordinate Bonds) to provide for payment of Debt Service on the Bonds; provided, however, that nothing herein shall prevent payment of Debt Service on any series of Bonds from (i) being otherwise secured and payable from sources or by property or instruments not applicable to another series of Bonds or (ii) not being secured or protected from sources or by property or instruments applicable to another series of Bonds.

Section 2.02. Delivery of Series 2000 Bonds. Before the Trustee shall authenticate and release the Series 2000 Bonds pursuant to this Indenture, the Trustee shall have received the following:

(a)     A certified copy of the resolution of the State Bond Commission authorizing the issuance of the Series 2000 Bonds;

(b)    A fully executed counterpart of this Indenture, the First Supplemental Indenture and the Custody Agreement;

(c)     A request and authorization to the Trustee on behalf of the State, and signed by an Authorized Officer, to authenticate and deliver the Series 2000 Bonds to, or on the order of, the purchasers thereof upon payment to the Trustee on behalf of the State (including the amount specified therein to be deposited into the Series 2000 Accounts of the Debt Service Reserve Fund) of the amounts specified therein (including without limitation, any accrued interest), which amounts shall be applied as provided in the First Supplemental Indenture;

(d)    Fully executed counterparts of the Lease, the APCOA Guaranty and the Security Agreements, together with certified copies of the corporate and/or partnership authorizations for the execution and delivery of those documents;

(e)     The written opinion or opinions of counsel to ABPC, APCOA and BAP, reasonably satisfactory to the Trustee, to the effect that the agreements entered into by ABPC, APCOA and BAP have been duly authorized, executed and delivered and are the legal, valid and binding obligations of ABPC, APCOA and BAP, enforceable in accordance with their respective terms;

(f)       Evidence of satisfaction of the requirements of the Bradley Airport Parity Bond Indenture applicable to the issuance of the Series 2000 Bonds; and

(g)    Such additional certificates or opinions as may be required by the First Supplemental Indenture or Purchase Agreements pertaining to the Series 2000 Bonds.

When (i) the documents listed above have been received by the Trustee, and (ii) the Series 2000 Bonds have been signed and authenticated, the Trustee shall release the Series 2000 Bonds to or on the order of the purchasers thereof, but only upon payment to the Trustee of the amount set forth in the request and authorization to which reference is made in paragraph (c) above.

Section 2.03. Conditions for Issuance of Additional Series of Bonds. The State shall have the right from time to time to issue additional series of Bonds (in addition to the Series 2000 Bonds) under this Indenture and a Supplemental Indenture for the purposes only of (i) providing funds for the making of Improvements to or of any part of the Garage or other parking facilities at the Airport, (ii) providing additional funds, if necessary, to complete the Garage or any Improvement for which Bonds have been issued, (iii) refunding or advance refunding for any lawful purpose any Outstanding Bonds or Bradley Airport Parity Bonds, or any portion thereof, issued for parking purposes, or (iv) any combination of (i), (ii) or (iii). Each series of Bonds shall be on a parity with each other series of Bonds theretofore or thereafter issued as to the security of this Indenture including the security described in Section 3.04 hereof (except as to any provision made under Section 3.10 or 4.04 hereof, and except as provided in Section 5.01 hereof with respect to accounts in the Debt Service Reserve Fund or in Section 2.05 hereof with respect to Subordinate Bonds) to provide for payment of Debt Service on the Bonds; provided that, when any series of Parity Bonds is issued, the State shall have furnished to the Trustee the following:

(a)     If issued to finance Improvements to the Garage or other parking facilities at the Airport, including the completion of the Garage or any Improvement, or for refunding any outstanding Bonds or Bradley Airport Parity Bonds of the State issued for parking facilities purposes, a certificate of an Authorized Officer of the State to the effect that the Garage Coverage Ratio for the most recent Lease Year for which audited financial statements have been prepared is not less than 1.35, calculated using maximum Annual Debt Service Requirements on all Bonds to be outstanding under this Indenture immediately after the issuance of the proposed series of Bonds and assuming that the rate schedule for parking at the Garage in effect at the time such calculation is made had been in effect for the entire period of such prior Lease Year; provided that, notwithstanding the foregoing, Bonds may be issued without the necessity of that certification by the Authorized Officer (A) to provide for the completion of the Garage or any Improvements for which a series of

Bonds have been issued in an amount not to exceed 10% of the total cost of the Garage or such Improvements, as applicable, or (B) to refund Bonds where the refunding results in net present value savings with respect to the principal and interest requirements for the Bonds; and

(b)    In the case of Bonds to be issued for the purpose of refunding any outstanding Bonds or Bradley Airport Parity Bonds issued for parking purposes, evidence satisfactory to the Trustee that (i) provision has been made to assure that moneys sufficient to retire the Bonds or Bradley Airport Parity Bonds to be refunded will be available in the possession of the Trustee in accordance with this Indenture or with the trustee under the Bradley Airport Parity Bond Indenture, as applicable, at the time provided for retirement thereof under the plan for refunding and are committed to that purpose, and (ii) if the Bonds are to be issued for the purpose of refunding any outstanding Bonds and the outstanding Bonds will not be deemed at the time of issuance of the refunding Bonds to have been paid and discharged hereunder, money sufficient to pay interest accrued and to accrue and any principal payable on such Bonds prior to the retirement of the Bonds to be refunded has been deposited in the Debt Service Fund without impairment of any provision or covenant of this Indenture or Supplemental Indenture authorizing the issuance of the refunding Bonds, and from appropriate sources other than the Garage Gross Receipts Fund and the Debt Service Reserve Fund except to the extent of any money in those funds in excess of the balances required to be maintained therein, the transfer of which excess money for such purpose is hereby authorized, or will be deposited directly in the Debt Service Fund from appropriate portions of the proceeds from the sale of such Bonds pursuant to the related Supplemental Indenture.

In making the calculation for purposes of the certificate of the Authorized Officer for which provision is made in paragraph (a) above, in the case of the issuance of Bonds for the purpose of refunding any outstanding Bonds, payments into the Debt Service Fund on account of principal (including mandatory sinking fund redemption) and interest requirements of the refunding Bonds shall be used in lieu of such payments on account of principal (including mandatory sinking fund) and interest requirements of the Bonds being refunded thereby.

Section 2.04. Delivery of Additional Series of Bonds. Before the Trustee shall authenticate and release any additional series of Bonds pursuant to this Indenture, the Trustee shall have received the following:

(a)  A certified copy of the resolution of the State Bond Commission authorizing the issuance of those Bonds;

(b)  A fully executed counterpart of the Supplemental Indenture pertaining to those Bonds;

(c)  A request and authorization to the Trustee on behalf of the State, and signed by an Authorized Officer, to authenticate and deliver those Bonds to, or on the order of, the purchasers thereof upon payment to the Trustee on behalf of the State (including any amount specified therein to be deposited into the applicable account of the Debt Service

Reserve Fund) of the amount specified therein (including without limitation, any accrued interest), which amount shall be applied as provided in the applicable Supplemental Indenture;

(d)  A certificate of the Treasurer and/or an Authorized Officer of the Department of Transportation stating;

  (1)  if those Bonds are to be issued for that purpose, a brief and general description of any Improvements proposed to be acquired or constructed with the proceeds of those Bonds; and

  (2)  to the best of their knowledge, the State is not on the date of issuance of those Bonds, and by issuance of those Bonds will not be, in default in the performance of any of its covenants, agreements or obligations provided for in the Bonds, the Lease, this Indenture or any Supplemental Indenture;

(e)  The certificates and evidence required by Section 2.03 hereof;

(f)  Fully executed counterparts of supplements to the Lease, the APCOA Guaranty and the Security Agreements, together with certified copies of the corporate or partnership authorizations for the execution and delivery of those supplements, and a certificate from an authorized representative of each of ABPC, APCOA and BAP to the effect that the Lease, the APCOA Guaranty and the Security Agreements remain in full force and effect and that on the date of issuance of those Bonds, each of ABPC, APCOA and BAP is not, and after giving effect to the issuance of those Bonds will not be, in default of their respective obligations under the Lease, the APCOA Guaranty and the Security Agreements, and that such Bonds are secured by the Lease, the APCOA Guaranty and the Security Agreements on a pari passu basis with all other Bonds (except as otherwise provided herein in connection with the issuance of Subordinate Bonds);

(g)  The written opinion or opinions of counsel to ABPC, APCOA and BAP, reasonably satisfactory to the Trustee, to the effect that the respective supplemental agreements entered into by ABPC, APCOA and BAP have been duly authorized, executed and delivered and are the legal, valid and binding obligations of ABPC, APCOA and BAP, enforceable in accordance with their respective terms;

(h)  Such additional certificates or opinions as may be required by the Supplemental Indenture or Purchase Agreement pertaining to those Bonds;

(i)  Evidence of satisfaction of the requirements of the Bradley Airport Parity Bond Indenture applicable to the issuance of those Bonds;

(j)  The written opinion of counsel, who may be counsel to the State and who may be the counsel to whom reference is made in subparagraph (k) of this Section, which counsel is reasonably satisfactory to the Trustee, to the effect that:

(1)  the instruments and documents submitted by the State to the Trustee in connection with the request then being made comply with the requirements of this Indenture;

(2)  the issuance of the Bonds has been duly authorized;

(3)  all filings required to be made under this Indenture have been made; and

(4)  all conditions precedent to the delivery of the Bonds have been fulfilled; and

(k) A written opinion of nationally-recognized bond counsel, who may be the counsel to whom reference is made in subparagraph (j) of this Section, to the effect that:

(1)  when executed for and in the name and on behalf of the State and when authenticated and released by the Trustee, those Bonds

(A)  will be legal, valid and binding special obligations of the State, enforceable in accordance with their terms, subject to reasonable exceptions for bankruptcy, insolvency and similar laws and the application of equitable principles, and

(B)  will be secured hereunder equally and on a parity with all other outstanding Bonds as to the security of this Indenture (to the extent provided hereby and in the applicable Supplemental Indenture), including the pledge of the Pledged Revenues hereunder, to provide for payment of Debt Service on the Bonds, except as otherwise provided herein in connection with Subordinate Bonds; and

(2)  the issuance of the Bonds will not cause the interest on the outstanding Bonds to become includable in the gross income of the Holders for federal income tax purposes (to the extent those Bonds were issued on the basis that the interest thereon was excluded from gross income of the Holders for federal income tax purposes).

When (i) the documents listed above have been received by the Trustee, and (ii) the Bonds have been signed and authenticated, the Trustee shall release the Bonds to or on the order of the purchasers thereof, but only upon payment to the Trustee of the amount set forth in the request and authorization to which reference is made in paragraph (c) above.

Section 2.05. Issuance of Subordinate Bonds. Notwithstanding anything in this Indenture to the contrary, the State shall have the right to issue Subordinate Bonds for any of the purposes set forth in Section 2.03(i)-(iv) hereof that are secured on a subordinated basis by the Assigned Lease Rights, the Pledged Revenues, the Pledged Funds and the APCOA Guaranty, to the extent provided in a Supplemental Indenture; provided that Debt Service on the Subordinate Bonds shall be payable only from amounts deposited into and available in the Garage Surplus Fund and provided further that the State shall have furnished to the Trustee the following:

(a)  the items required by Section 2.03 hereof, provided that for purposes of the calculation required by Section 2.03(a) the Garage Coverage Ratio shall be not less than 1.10;

(b)  the items required by Section 2.04 hereof; and

(c)  evidence that the Bond Insurer shall have consented to the issuance of such Subordinate Bonds, including the provisions contained in the related Supplemental Indenture with respect to the security for the Subordinate Bonds.

Section 2.06. Issuance of Other Obligations. Subject to compliance with Section 8.04(b) hereof, nothing in this Indenture shall require the State to finance the costs of Improvements to parking facilities at the Airport by the issuance of Bonds under this Indenture.

(End of Article II)

ARTICLE III

TERMS OF BONDS GENERALLY

Section 3.01. Form of Bonds. The Bonds, the certificate of authentication and the form of assignment shall be substantially in the form thereof set forth in the related Supplemental Indenture for that series of Bonds with such insertions, deletions and variations as may be authorized or permitted by the Supplemental Indenture.

All Bonds shall be in fully registered form, and, except as provided in Section 3.05 hereof, the Holder of a Bond shall be regarded as the absolute owner thereof for all purposes of this Indenture.

The Bonds of one series shall bear any designations that may be necessary or advisable to distinguish them from Bonds of any other series. The Bonds shall be negotiable instruments and shall express the purpose for which they are issued and any other statements or legends that may be required by law.

Section 3.02. Variable Terms. Subject to the provisions of this Indenture, each series of Bonds shall be dated, shall mature in the years and the amounts, shall bear interest at the rate or rates per year, shall be payable on the dates, shall have the Registrar, Paying Agents and Authenticating Agents, shall be of the denominations, shall be subject to redemption on the terms and conditions and shall have any other terms that are set forth or provided for in this Indenture and the applicable Supplemental Indenture relating to that issue of Bonds.

Section 3.03. Execution and Authentication of Bonds. Unless otherwise provided in the applicable Supplemental Indenture, each Bond shall be signed in the name of the State by the Governor, the Treasurer and the Comptroller of the State (provided that any of those signatures may be facsimiles) and shall bear the seal of the State or a facsimile thereof. In case any officer whose signature or a facsimile of whose signature shall appear on any Bond shall cease to be that officer before the issuance of the Bond, his or her signature or the facsimile thereof nevertheless shall be valid and sufficient for all purposes, the same as if he or she had remained in office until that time. Any Bond may be signed on behalf of the State by an officer who, on the date of signing is the proper officer, although on the date of the Bond that person was not the proper officer.

No Bond shall be valid or become obligatory for any purpose or shall be entitled to any security or benefit under this Indenture unless and until a certificate of authentication shall have been manually signed by the Trustee or by any Authenticating Agent for that series on behalf of the Trustee. The authentication by the Trustee or by an Authenticating Agent upon any Bond shall be conclusive evidence that the Bond so authenticated has been duly authenticated and delivered hereunder and is entitled to the security and benefit of this Indenture. The certificate of authentication may be signed by any person authorized by the Trustee or Authenticating Agent, but it shall not be necessary that the same authorized person sign the certificates of authentication on all of the Bonds of a series.

Section 3.04. Security for the Bonds. Bonds issued under this Indenture shall be special obligations of the State payable from, and secured by, the sources described herein. Debt Service on all Bonds shall be equally and ratably payable from, and secured by a pledge of and lien on, the Assigned Lease Rights, the APCOA Guaranty (as to APCOA’s obligation thereunder to make Guarantor Payments), the Pledged Revenues and the Pledged Funds as provided in this Indenture, except as otherwise provided with respect to the separate accounts of the Debt Service Reserve Fund, and except as otherwise provided herein in connection with Subordinate Bonds. However, any pledge or assignment of or lien on any fund, account, receivables, revenues, money or other intangible property not in the custody of the Trustee shall be valid and enforceable only to the extent permitted by law. The State covenants that it will promptly pay from such sources the Debt Service on every Bond issued under the provisions of this Indenture at the places, on the dates and in the manner provided herein and in said Bonds, according to the true intent and meaning thereof.

Nothing herein shall prevent payment of Debt Service on one series of Bonds from being otherwise secured and protected from sources or by property and instruments not applicable to another series of Bonds.

Bonds issued pursuant to this Indenture shall be special obligations of the State and shall not be payable from nor charged upon any funds other than the Pledged Revenues or other receipts, funds or moneys pledged therefor pursuant to this Indenture, nor shall the State or any political subdivision thereof be subject to any liability thereon except to the extent of such Pledged Revenues or the receipts, funds and moneys pledged hereby. The issuance of Bonds pursuant hereto shall not directly or contingently obligate the State or any political subdivision thereof to levy or to pledge any form of taxation whatever therefor or to make any appropriation for their payment. The Bonds shall not be secured by the Gross Operating Revenues (as defined in the Bradley Airport Parity Bond Indenture) of the Airport and shall not constitute a charge, lien or encumbrance, legal or equitable, upon any property of the State or of any political subdivision thereof, except the property mortgaged or otherwise encumbered under the provisions of this Indenture. The substance of such limitation shall be plainly stated on the face of each Bond. Bonds issued pursuant to this Indenture shall not be subject to any statutory limitation on the indebtedness of the State, except as provided in the Act, and such Bonds, when issued, shall not be included in computing the aggregate indebtedness of the State in respect to and to the extent of any such limitation.

In consideration of the purchase and acceptance of the Bonds by those who hold the same from time to time, the provisions of this Indenture will be a part of the contract of the State with the holders of all Bonds issued under this Indenture and will be deemed to be and will constitute the contract among the State, the Trustee, and the holders from time to time of all such Bonds, and such provisions are covenants and agreements of the State with such holders which the State determines to be necessary and desirable for the security and payment thereof. The provisions, covenants and agreements of this Indenture set forth to be performed on behalf of the State will be for the equal benefit, protection and security of the holders of any and all of the Bonds issued under this Indenture, all of which, regardless of the time or times of their issue or maturity, will be of equal rank without preference, priority or distinction of any of the Bonds over any other therefor except as expressly provided in this Indenture.

Section 3.05. Payment and Ownership of Bonds. Debt Service shall be payable when due in lawful money of the United States of America without deduction for the services of the Trustee or any Paying Agent, except as otherwise provided pursuant to an agreement under Section 3.09 hereof:

(a) on any Bond in a book entry system registered in the name of a Depository or its nominee, in federal funds (i) in the case of principal of and any premium on any Bond, delivered or transmitted to the Depository or its authorized representative on or prior to the date when due, upon presentation and surrender of such Bond at the principal corporate trust office of the Trustee or at the office, designated by the Trustee, of any Paying Agent, and (ii) is the case of interest on any Bond, delivered or transmitted on or prior to any Interest Payment Date to the Depository or nominee that was the Holder of that Bond (or one or more Predecessor Bonds) at the close of business on the Regular Record Date applicable to that Interest Payment Date; and

(b) on any other Bond, (i) in the case of principal of and any premium on any Bond when due, upon presentation and surrender of such Bond at the principal corporate trust office of the Trustee or at the office, designated by the Trustee, of any Paying Agent and (ii) in the case of interest on any Bond, on each Interest Payment Date by check or draft which the Trustee shall cause to be mailed on that date to the Holder of the Bond (or one or more Predecessor Bonds) at the close of business on the Regular Record Date applicable to that Interest Payment Date at the Holder’s address as it appears on the Register.

If and to the extent, however, that the State shall fail to make payment or provision for payment of interest on any Bond on any Interest Payment Date, that interest shall cease to be payable to the person who was the Holder of that Bond (or of one or more Predecessor Bonds) as of the applicable Regular Record Date. When money becomes available for payment of the interest, (i) the Trustee shall establish, pursuant to Section 7.06(b) hereof, a Special Record Date for the payment of that interest, which Special Record Date shall be not more than 15 nor fewer than 10 days prior to the date of the proposed payment, and (ii) the Trustee shall cause notice of the proposed payment and of the Special Record Date to be mailed by first class mail, postage prepaid, to each Holder at its address as it appears on the Register not fewer than 10 days prior to the Special Record Date and, thereafter, the interest shall be payable to the persons who are the Holders of the Bonds (or their respective Predecessor Bonds) at the close of business on the Special Record Date.

Subject to the foregoing, each Bond delivered under this Indenture, upon transfer thereof or in exchange for or in replacement of any other Bond, shall carry the rights to interest accrued and unpaid, and to accrue on that Bond, or which were carried by that Bond.

Except as provided in this Section 3.05 and in the first paragraph of Section 3.07 hereof, (i) the Holder of any Bond shall be deemed and regarded as the absolute owner thereof for all purposes of this Indenture, (ii) payment of or on account of the Debt Service on any Bond shall be made only to or upon the order of that Holder or its duly authorized attorney in the manner permitted in this Indenture, and (iii) neither the State, the Trustee, the Registrar nor any Paying Agent or Authenticating Agent shall be affected, to the extent permitted by law, by notice to the contrary. All of those payments shall be valid and effective to satisfy and discharge the liability upon that Bond, including without limitation, the interest thereon, to the extent of the amount or amounts so paid.

Section 3.06. Transfer and Exchange of Bonds. So long as any of the Bonds remain outstanding, the State will cause books for the registration and transfer of Bonds, as provided in this Indenture, to be maintained and kept at the designated office of the Registrar.

Except as provided with respect to the Bonds in book entry form pursuant to this Indenture, and unless otherwise provided in the applicable Supplemental Indenture, Bonds may be exchanged, at the option of their Holder, for Bonds of the same series and of any Authorized Denomination or Denominations in an aggregate principal amount equal to the unmatured and unredeemed principal amount of, and bearing interest at the same rate and maturing on the same date or dates as, the Bonds being exchanged. The exchange shall be made upon presentation and surrender of the Bonds being exchanged at the designated office of the Registrar or at the designated office of any Authenticating Agent for that series of Bonds, together with a written request therefor duly signed by the Holder or its duly authorized attorney in any form that shall be satisfactory to the Registrar or the Authenticating Agent, as the case may be.

Except as provided with respect to the Bonds in book entry form pursuant to this Indenture, any Bond may be transferred upon the Register, upon presentation and surrender thereof at the designated office of the Registrar or the designated office of any Authenticating Agent for the series thereof, together with an assignment duly signed by the Holder or its duly authorized attorney in any form that shall be satisfactory to the Registrar or the Authenticating Agent, as the case may be. Upon transfer of any Bond and on request of the Registrar or the Authenticating Agent, the State shall execute, and the Registrar or the Authenticating Agent, as the case may be, shall authenticate and deliver, a new Bond or Bonds of the same series in the name of the transferee, of any Authorized Denomination or Denominations in an aggregate principal amount equal to the unmatured and unredeemed principal amount of, and bearing interest at the same rate and maturing on the same date or dates as, the Bonds presented and surrendered for transfer.

In all cases in which Bonds shall be exchanged or transferred hereunder, the State shall execute, and the Registrar or any Authenticating Agent, as the case may be, shall authenticate and deliver, Bonds in accordance with the provisions of this Indenture. The exchange or transfer shall be made without charge to the Holders; provided that the State and the Registrar or the Authenticating Agent, as the case may be, may make a charge for every exchange or transfer of Bonds that is sufficient in amount to reimburse them for any tax or excise required to be paid with respect to the exchange or transfer. Those charges shall be paid before a new Bond is delivered.

All Bonds issued upon any transfer or exchange of Bonds shall be the valid special obligations of the State, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Bonds surrendered upon transfer or exchange. Neither the State, the Registrar nor any Authenticating Agent, as the case may be, shall be required to make any exchange or transfer of a Bond during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Bonds and ending at the close of business on the day of the mailing or to transfer or exchange any Bonds selected for redemption, in whole or in part.

In case any Bond is redeemed in part only, on or after the redemption date and upon presentation and surrender of the Bond, the State, subject to the provisions of Section 3.09 hereof, shall cause the execution of, and the Registrar or any Authenticating Agent for the series of that Bond shall authenticate and deliver, a new Bond or Bonds of the same series in Authorized Denominations in an aggregate principal amount equal to the unmatured and unredeemed portion of, and bearing interest at the same rate and maturing on the same date or dates as, the Bond redeemed in part, with or without a new CUSIP number, if required.

The designated office of the Registrar and Authenticating Agent for purposes of this Section shall be established by the Trustee.

Section 3.07. Mutilated, Lost, Wrongfully Taken or Destroyed Bonds. If any Bond is mutilated, lost, wrongfully taken or destroyed, in the absence of written notice to the State or the Registrar that a lost, wrongfully taken or destroyed Bond has been acquired by a bona fide purchaser, the State shall execute, and the Registrar shall authenticate and deliver, a new Bond of like date, maturity and denomination and of the same series as the Bond mutilated, lost, wrongfully taken or destroyed; provided that (i) in the case of any mutilated Bond, the mutilated Bond first shall be surrendered to the Registrar, and (ii) in the case of any lost, wrongfully taken or destroyed Bond, there first shall be furnished to the State, the Trustee and the Registrar evidence of the loss, wrongful taking or destruction satisfactory to the State, the Trustee and the Registrar, together with indemnity satisfactory to them.

If any lost, wrongfully taken or destroyed Bond shall have matured, instead of issuing a new Bond, the State may direct the Trustee to pay that Bond without surrender thereof upon the furnishing of satisfactory evidence and indemnity as in the case of issuance of a new Bond. The State, the Registrar and the Trustee may charge the Holder of a mutilated, lost, wrongfully taken or destroyed Bond their reasonable fees and expenses (including reasonable counsel fees) in connection with their actions pursuant to this Section.

Every new Bond issued pursuant to this Section by reason of any Bond being mutilated, lost, wrongfully taken or destroyed (i) shall constitute, to the extent of the outstanding principal amount of the Bond mutilated, lost, wrongfully taken or destroyed, a contractual obligation of the State, regardless of whether the mutilated, lost, wrongfully taken or destroyed Bond shall be enforceable at any time by anyone, and (ii) shall be entitled to all of the benefits of this Indenture equally and proportionately with any and all other Bonds issued and outstanding hereunder, provided that nothing in this paragraph shall limit the authority and right of the State to exercise its rights under the indemnity furnished at the time of issuance of a new Bond or payment of a Bond without surrender.

All Bonds shall be held and owned on the express condition that the foregoing provisions of this Section are exclusive with respect to the replacement or payment of mutilated, lost, wrongfully taken or destroyed Bonds and, to the extent permitted by law, shall preclude any and all other rights and remedies with respect to the replacement or payment of negotiable instruments or other investment securities without their surrender, notwithstanding any law or statute to the contrary now existing or enacted hereafter.

Section 3.08. Safekeeping and Cancellation of Bonds. Any Bond surrendered pursuant to this Article for the purpose of payment or retirement, or for exchange, replacement or transfer, shall be canceled upon presentation and surrender thereof to the Registrar, the Trustee or any Paying Agent or Authenticating Agent. Any Bond canceled by the Trustee or a Paying Agent or Authenticating Agent shall be transmitted promptly to the Registrar by the Trustee, the Paying Agent or the Authenticating Agent.

The State may deliver at any time to the Registrar for cancellation any Bonds previously authenticated and delivered hereunder, which the State may have acquired in any manner whatsoever. All Bonds so delivered shall be canceled promptly by the Registrar. Certification of the surrender and cancellation shall be made to the State and the Trustee by the Registrar at least twice each calendar year.

Unless otherwise directed in writing by the State, canceled Bonds shall be retained and stored by the Registrar for a period of two years after their cancellation. After that time or at any earlier time directed in writing by the State, the canceled Bonds may, at the written direction of the State, be either returned to the State or destroyed by the Registrar by shredding or cremation. Certificates of any destruction of canceled Bonds (describing the manner thereof) shall be provided by the Registrar to the State and the Trustee.

Section 3.09. Book-Entry Bonds. Anything herein to the contrary notwithstanding, Bonds may be authorized and issued in book entry form in accordance with the Supplemental Indenture authorizing such Bonds.

For all purposes of this Indenture the Holder of a Bond in book entry form shall be the Depository therefor and neither the State, the Registrar nor the Trustee shall have responsibility or any obligation to the beneficial owner of such Bond or to any direct or indirect participant in such Depository. Without limiting the generality of the foregoing, neither the State, the Registrar nor the Trustee shall have any responsibility or obligation to any such participant or to the beneficial owner of a Bond in book entry form with respect to (i) the accuracy of the records of the Depository or any participant with respect to any beneficial ownership interest in such Bond, (ii) the delivery to any participant of the Depository, the beneficial owner of such Bond or any other person, other than the Depository, of any notice with respect to such Bond, including any notice of the redemption thereof, or (iii) the payment to any participant of the Depository, the beneficial owner of such Bond or any other person, other than the Depository, of any amount with respect to the principal or redemption price of, or interest on, such Bond. The State, the Registrar and the Trustee may treat the Depository therefor as the absolute owner of a Bond in book entry form for the purpose of (x) payment of the principal or redemption price of, and interest on such Bond, (y) giving notices of redemption and of other matters with respect to such Bond, (z) registering transfers with respect to such Bond, and for all other purposes whatsoever. All principal or redemption price of, as applicable, and interest on, such Bond shall be paid only to or upon the order of the Depository, and all such payments shall be valid and effective to fully satisfy and discharge the State’s obligations with respect to such principal or redemption price and interest, ABPC’s obligation under the Lease and APCOA’s obligation under the APCOA Guaranty, in each case with respect to payment of Debt Service on the Bonds, to the extent of the sum or sums so paid. No Person other than the

Depository shall receive a Bond or other instrument evidencing the State’s obligation to make payments of the principal or redemption price thereof, and interest thereon.

Anything herein to the contrary notwithstanding, payment of the redemption price of Bonds in book entry form which are redeemed prior to maturity may be paid to the Depository by wire transfer. Such payment of the redemption price of Bonds in book entry form to the Depository may be made without surrender of Bonds to the Trustee; provided, however, payment of principal and interest at maturity of Bonds in book entry form requires surrender of such Bonds to the Trustee.

The State, in its sole discretion and without the consent of the Trustee, the beneficial owner of a Bond in book entry form or any other person, may terminate the services of the Depository with respect to Bonds in book entry form if the State determines that (i) the Depository is unable to discharge its responsibilities with respect to such Bonds or (ii) a continuation of the requirement that all of the Outstanding Bonds of like series issued in book-entry form be registered in the Register in the name of the Depository, is not in the best interest of the beneficial owners of such Bonds, and the State shall terminate the services of the Depository upon receipt by the State and the Trustee of written notice from the Depository that it has received written requests that such Depository be removed from its participants having beneficial interest, as shown in the records of the Depository, in an aggregate amount of not less than a majority in principal amount of the then Outstanding Bonds for which the Depository is serving as depository.

Upon the termination of the services of a Depository with respect to a Bond in book entry form, or upon the resignation of a Depository with respect to a Bond in book entry form, after which no substitute securities depository willing to undertake the functions of such Depository can be found which, in the opinion of the State, is able to undertake such functions upon reasonable and customary terms, such Bonds shall no longer be registered in the registration books kept by the Registrar in the name of a Depository, but shall be registered in the name or names Bondholders transferring or exchanging such Bonds shall designate, in accordance with provisions of Article III hereof.

Section 3.10. Nonpresentment of Bonds. In the event any Bond shall not be presented for payment when the principal of and any premium on the Bond becomes due in whole or in part, either at stated maturity, at the date fixed for redemption thereof, or otherwise, or in the event any check or draft for interest on any Bond is uncashed, if money sufficient to pay the principal and any premium then due on that Bond or such check or draft shall have been made available to the Trustee for the benefit of its Holder, then all liability of the State to that Holder for payment of the principal and any premium then due on the Bond or of the interest represented by such check or draft shall cease and be completely discharged. Thereupon, it shall be the duty of the Trustee to hold that money, without liability for interest thereon, in a separate account of the Trustee for the exclusive benefit of the Holder of that Bond, who shall be restricted thereafter exclusively to that money for any claim of whatever nature on its part under this Indenture on, or with respect to, the principal and any premium then due on that Bond or the interest represented by such check or draft.

Any of the money that shall be so held by the Trustee, and that remains unclaimed for a period of four years after the due date thereof by the Holder of the Bond not presented for payment or a check or draft not cashed, shall be paid to the State free of any trust or lien upon request in writing by the State. Thereafter, the Holder of that Bond shall look only to the State for payment and then only to the amounts so received by the State without any interest thereon, and the Trustee shall have no responsibility with respect to that money.

(End of Article III)

ARTICLE IV

REDEMPTION OF BONDS

Section 4.01. Terms of Redemption of Bonds. The Bonds of each series may be subject to redemption prior to stated maturity as provided in the Supplemental Indenture applicable to that series. The provisions of tills Article IV may be varied with respect to the series of Bonds pursuant to the applicable Supplemental Indenture.

Section 4.02. Partial Redemption. If fewer than all of the outstanding Bonds of a series that are stated to mature on different dates are called for redemption at one time, those Bonds that are called shall be designated by the State. If fewer than all of the Bonds of a single maturity are to be redeemed, the selection of Bonds to be redeemed, or portions thereof in Authorized Denominations, shall be made by lot by the Trustee in any manner that the Trustee may determine. In the case of a partial redemption of Bonds by lot when Bonds of Authorized Denominations greater than the minimum Authorized Denomination are then outstanding, each unit of principal thereof in the minimum Authorized Denomination shall be treated as though it were a separate Bond of the minimum Authorized Denomination. If it is determined that one or more, but not all of the minimum Authorized Denomination units of principal amount represented by a Bond are to be called for redemption, then upon notice of redemption of such a unit or units the Holder of that Bond shall surrender the Bond to the Trustee (a) for payment of the redemption price of the unit or units called for redemption (including without limitation, the interest accrued to the date fixed for redemption and any premium), and (b) for issuance, without charge to the Holder thereof, of a new Bond or Bonds of the same series, of any Authorized Denomination or Denominations in an aggregate principal amount equal to the unmatured and unredeemed portion of, and bearing interest at the same rate and maturing on the same date or dates as, the Bond surrendered, with or without a new CUSIP number, if required.

Section 4.03. Notice of Redemption. The notice of the call for redemption of Bonds shall identify (i) by designation, letters, numbers or other distinguishing marks, the Bonds or portions thereof to be redeemed, (ii) the redemption price to be paid, (iii) the date fixed for redemption, and (iv) the place or places where the amounts due upon redemption are payable. The notice shall be given by the Trustee on behalf of the State by mailing a copy of the redemption notice by first class mail, postage prepaid, at least 30 days prior to the date fixed for redemption, to the Holder of each Bond subject to redemption in whole or in part at the Holder’s address shown on the Register on the 15th day preceding that mailing; provided that any failure to receive notice by mailing, and any defect in that notice, as to any Bond shall not affect the validity of the proceedings for the redemption of any Bond. Notice of the call for redemption also shall be given by the Trustee to each nationally recognized municipal securities information repository and the Municipal Securities Rulemaking Board. Any notice of optional redemption may state that is conditional and if on the date set forth in such notice for redemption such conditions have not been fulfilled, such notice shall have no effect and such redemption shall not occur.

Section 4.04. Payment of Redeemed Bonds. Notice having been mailed in the manner provided in Section 4.03 hereof, the Bonds and portions thereof called for redemption shall become due and payable on the redemption date, and upon presentation and surrender thereof at the place or places specified in that notice, shall be paid at the redemption price plus accrued interest to the redemption date.

If money for the redemption of all of the Bonds and portions thereof to be redeemed, together with any interest accrued thereon to the redemption date, is held by the Trustee or any Paying Agent on the redemption date, so as to be available therefor on that date and, if notice of redemption shall have been mailed in the manner provided in Section 4.03 hereof, then from and after the redemption date those Bonds and portions thereof called for redemption shall cease to bear interest and no longer shall be considered to be outstanding hereunder. If that money shall not be so available on the redemption date, or that notice shall not have been mailed as aforesaid, those Bonds and portions thereof shall continue to bear interest, until they are paid, at the same rate as they would have borne had they not been called for redemption.

All money deposited in the Debt Service Fund and held by the Trustee or a Paying Agent for the redemption of particular Bonds shall be held in trust for the account of the Holders thereof and shall be paid to them, respectively, upon presentation and surrender of those Bonds.

(End of Article IV)

ARTICLE V

FUNDS AND PAYMENTS

Section 5.01. Creation of Funds. (a) The Funds and Accounts described in this Section are established hereby and are designated as indicated. Each Fund is to be maintained in the custody of the Trustee as a separate Fund (except when invested in Permitted Investments). The Funds and Accounts are:

(1)           Construction Fund

(A)     Project Account

(B)      Capitalized Interest Account

(C)      Costs of Issuance Account

(2)           Garage Gross Receipts Fund

(3)           Debt Service Fund

(A)     Interest Account

(B)      Principal Account

(4)           Debt Service Reserve Fund

(A) Series 2000 Accounts

(5)           Garage Major Maintenance and Capital Improvement Fund

(6)           Garage Surplus Fund

(7)           State Payment Fund; and

(8)           Rebate Fund.

The Construction Fund, the Garage Gross Receipts Fund, the Debt Service Fund, the Debt Service Reserve Fund (to the extent that provision has been made in the applicable Supplemental Indenture to fund an account therein) and the Garage Surplus Fund shall constitute Pledged Funds for purposes of this Indenture and the Bonds.

The State may establish separate accounts and subaccounts within any of the foregoing funds for accounting purposes or other purposes pursuant to a Supplemental Indenture for any series of Bonds. Provision may be made in each applicable Supplemental Indenture for funds for the deposit and disbursement of the proceeds of that series of Bonds for the purpose for which issued.

Section 5.02. Construction Fund. (a) There shall be deposited in the Accounts of the Construction Fund any and all amounts required to be deposited therein pursuant to the applicable Supplemental Indenture or otherwise required to be deposited therein pursuant to the Lease or this Indenture. Pending disbursement as provided herein, all amounts in the Construction Fund shall be Pledged Funds for purposes of this Indenture.

(b) Subject to the provisions below, disbursements from the Project Account of the Construction Fund shall be made by the Trustee, upon receipt of a requisition submitted by an Authorized Officer of the State in the form set forth in the applicable Supplemental Indenture, only to pay for the following costs of Improvements to be financed with the proceeds of an issue of Bonds:

(i) obligations incurred for labor, materials and services and to contractors, builders and others in connection with the acquisition, construction and installation of Improvements, for utilities and landscaping, for the restoration or relocation of any property damaged or destroyed in connection with such construction and installation, for the removal or relocation of any structures and for the clearing of lands and further including such improvements as the State determines to be reasonably necessary in connection with Improvements;

(ii) the cost of acquiring such other lands, property, rights, rights of way, easements, franchises and other interests as may be deemed necessary or convenient for the construction and installation of Improvements, including costs of abstracts of title, title insurance, title guaranty, costs of surveys and other expenses in connection with such acquisition, and the cost of demolishing or removing any buildings or structures on lands so acquired, including the cost of acquiring any lands to which such buildings or structures may be moved and the amount of any damages incident to or consequent upon the acquisition, construction and installation of Improvements;

(iii) the reasonable fees and expenses of the Trustee, Authenticating Agent, Paying Agent and Registrar for their services during the Construction Period and payments, taxes or other governmental charges on the Improvements or on any property acquired, and premiums on insurance, if any, during the Construction Period;

(iv) the cost of borings and other preliminary investigations to determine foundation conditions or other conditions, expenses necessary or incident to determining the feasibility or practicability of constructing and installing Improvements, and fees and expenses of engineers, architects and management and other consultants for making studies, surveys and estimates of costs and of revenues and other estimates, fees and expenses of engineers and architects for preparing plans and specifications and supervising construction, as well as for the performance of all other duties of engineers and architects set forth herein and the fees and expenses of construction managers or project supervisors, all in relation to the acquisition, construction and installation of such Improvements and the issuance of Bonds therefor; and

(v) legal expenses and fees, bond insurance premiums and other credit enhancement costs, financing charges, rating agency fees, expenses of recordation of legal instruments, costs of printing, costs of audits and of preparing and issuing the Bonds, and all other items of expense not specified elsewhere in this Section and incident to the acquisition, construction and installation of Improvements and the financing thereof (including with respect to the Garage, Developments Costs as defined in the Lease and as set forth in Exhibit K thereto), all expenses of administration properly chargeable to the acquisition, construction and installation of such Improvements, and other Issuance Costs, all to the extent eligible for funding from proceeds of the Bonds and whether or not funded from amounts on deposit in the Costs of Issuance Account.

The Trustee shall not be required to make disbursements any more frequently than once each month or sooner than 10 Business Days after the submission of the requisition. The Trustee shall be entitled to rely on such requisitions and shall have no responsibility for reviewing or investigating the propriety thereof. The Trustee further shall keep and maintain adequate records pertaining to the Project Account and all disbursements therefrom.

(c) Completion of the Garage shall be evidenced by the submission by the State of a final disbursement requisition and by delivery by the State of a Certificate of Acceptance as defined and as set forth in Section 4(e) of the Lease and completion of any other Improvements shall be evidenced as set forth in any supplement or amendment to the Lease entered into in connection with such Improvements. If any money remains in the Accounts in the Construction Fund created for the proceeds of a series of Bonds at the end of the Construction Period related thereto and payment, or provision for payment, in full of the costs of the Improvements to be financed with the proceeds of that series of Bonds has been made, then such money shall be used promptly, unless otherwise provided in the Supplemental Indenture relating thereto, for one or more of the following purposes at the direction of an Authorized Officer: (i) payment of costs of additional Improvements; (ii) payment of interest as it becomes due on that series of Bonds until all such excess amount is so used; (iii) retirement at their maturity of principal of Bonds issued to pay costs of Improvements; (iv) deposit into the Debt Service Fund for payment of debt service on Bonds other than Bonds of that series of Bonds; (v) purchase of Bonds in the open market; and (vi) redemption of Bonds to the extent permitted under the applicable Supplemental Indenture; provided that (A) with respect to clauses (ii) through (vi), such use and the manner in which it is proposed to be made will not, in the opinion of nationally recognized bond counsel or under ruling of the Internal Revenue Service, adversely affect the exclusion of the interest on any series of Bonds from the gross income of the Holders thereof for federal income tax purposes (to the extent that such Bonds were issued on the basis that the interest thereon was excluded from gross income of the Holders for federal income tax purposes), and (B) any money remaining in an Account in the Construction Fund for an Improvement after completion of the Improvement shall be invested in accordance with the Code in such manner as not to adversely affect the exclusion of the interest on the Bonds from the gross income of the Holders thereof (to the extent that such Bonds were issued on the basis that the interest thereon was excluded from gross income of the Holders for federal income tax purposes).

(d) Amounts on deposit in the Capitalized Interest Account of the Construction Fund shall be transferred by the Trustee to the Interest Account of the Debt Service Fund at the times and in the amounts set forth in the applicable Supplemental Indenture authorizing a series of Bonds and shall be applied to pay interest when due on such series of Bonds.

(e) Amounts on deposit in the Costs of Issuance Account of the Construction Fund shall be applied by the Trustee at the direction of an Authorized Officer of the State to pay Issuance Costs of the applicable series of Bonds to the extent such costs qualify for payment from proceeds of the Bonds in accordance with the Code or as otherwise provided in the applicable Supplemental Indenture. Any moneys remaining in such Account and not spent for such purpose shall be transferred to the Project Account and applied to pay costs of Improvements.

(f) In the event of the occurrence of an Event of Default hereunder, the balance in the Construction Fund shall be deposited into the Debt Service Fund and applied as set forth in Section 7.06 hereof.

Section 5.03. Garage Gross Receipts Fund. (a) The Trustee shall deposit in the Garage Gross Receipts Fund all amounts of Garage Gross Receipts received pursuant to the Lease or the APCOA Guaranty. Pending application as set forth below, all amounts in the Garage Gross Receipts Fund shall be Pledged Funds pursuant to the Indenture.

(b) Beginning with the first month of the operation of the Garage and the collection of Garage Gross Receipts, the Trustee shall release to ABPC, from the daily Garage Gross Receipts, all amounts collected, less amounts required for any deposit required pursuant to Section 5.03(c) (i)-(vii) below, until such time as an amount equal to two and one-half months of the current approved annual Garage Operating Expenses Budget shall be released to ABPC. For the balance of the month and thereafter, all Garage Gross Receipts collected shall be applied by the Trustee, as set forth in Section 5.03(c) below. If at any time during the Lease Year, ABPC encounters an unanticipated, unbudgeted, extraordinary Garage Operating Expense, and the State approves the expense in writing, the Trustee shall transfer from the Garage Gross Receipts Fund and/or Garage Surplus Fund the funds required to cover the approved costs.

(c) Except as otherwise provided in Sections 5.03(b) or 7.06 hereof, amounts in the Garage Gross Receipts Fund shall be applied by the Trustee on the 15th day of each month (or, if not a Business Day, on the next succeeding Business Day), from funds available in such Fund as of the end of the previous month, to make the following payments or deposits in the priority set forth below:

(i) Garage Operating Expenses: for each month following the first month of Garage operation, an amount equal to one month of the current approved annual Garage Operating Expenses Budget, paid to ABPC.

(ii) Debt Service Fund:

(A) Beginning January 15, 2003, 1/6th of the amount due as interest on the Bonds on the next Interest Payment Date for the Bonds, for deposit into the Interest Account of the Debt Service Fund, provided that the deposit immediately preceding such Interest Payment Date shall be the balance necessary to make such payment, and

(B) Beginning July 15, 2003, with respect to the Series 2000 B Taxable Bonds, and July 15, 2006, with respect to the Series 2000 A Bonds, 1/12th of the amount due as principal of the Bonds, whether at maturity or pursuant to mandatory sinking fund redemption, on the next scheduled principal payment date for the Bonds, for deposit into the Principal Account of the Debt Service Fund, provided that the deposit immediately preceding such principal payment date shall be the balance necessary to make such payment.

(iii) Debt Service Reserve Fund: the amount necessary to restore any deficiency in an account of the Debt Service Reserve Fund to the Debt Service Reserve Requirement for that account, for deposit into such account of the Debt Service Reserve Fund.

(iv) Rebate Fund: all required deposits into the Rebate Fund, for deposit therein.

(v) Garage Trustee Expenses: pay all Garage Trustee Expenses, then due and payable, for payment to or as directed by the Trustee.

(vi) Garage Major Maintenance and Capital Improvement Fund: the monthly amount for the current Lease Year required to be deposited into the Garage Major Maintenance and Capital Improvement Fund, as then set forth in the Lease, for deposit into such Fund.

(vii) State Minimum Guarantee: all or such portion of the monthly State Minimum Guarantee payment to the extent the Custodian notifies the Trustee of any shortfall in the amount available under the Custody Agreement to make such payment, for deposit into the State Payment Fund.

(viii) Garage Surplus Fund: all amounts remaining in the Garage Gross Receipts Fund after application to items (i)-(vii) above, for deposit into the Garage Surplus Fund.

(d) If and to the extent that amounts then on deposit and available for such purpose in the Garage Gross Receipts Fund are insufficient on any date to make the payments or deposits required by Section 5.03(c)(i)-(vii) hereof, the Trustee shall apply funds from the following sources in the following order, to the extent that funds are available thereunder:

(i) in accordance with Section 5.07 hereof, amounts then on deposit in the Garage Surplus Fund, including amounts deposited therein during a previous Lease Year and not yet released as provided in Section 5.07(e) hereof; and

(ii) amounts provided by APCOA pursuant to the APCOA Guaranty, upon demand by the Trustee in accordance with Section 5.09 hereof.

Section 5.04. Debt Service Fund. (a) The Debt Service Fund shall be maintained in the custody of the Trustee as a trust fund and shall be used, subject to Section 7.07 hereof, solely for the payment of Debt Service on Parity Bonds, and to the extent provided herein, for the purchase for cancellation of Parity Bonds. In addition to the amounts to be deposited in the Debt Service Fund pursuant to Section 5.03(c) hereof, the Trustee also shall deposit into the Debt Service Fund all other amounts required hereunder or under the Lease to be deposited therein. All amounts on deposit in the Debt Service Fund shall be Pledged Funds for purposes of this Indenture.

(b) On each Interest Payment Date for the Bonds, the Trustee shall pay or cause to be paid out of the Interest Account in the Debt Service Fund the interest due on the Bonds and further pay out of the Interest Account of the Debt Service Fund any amounts required for the payment of accrued interest upon any redemption (including any mandatory sinking fund redemption) of Bonds.

(c) On each principal payment or redemption date for the Bonds, the Trustee shall pay or cause to be paid to the respective Paying Agents therefor out of the Principal Account of the Debt Service Fund the principal amount, if any, due on the Bonds (including such amounts as shall be due by mandatory sinking fund redemption).

(d) In lieu of the Bonds being redeemed through mandatory sinking fund redemption, the State may negotiate or arrange for purchase of Bonds by the Trustee on behalf of the State in such manner (through brokers or otherwise, and with or without receiving tenders) as it shall in its discretion determine. The State shall cause such Bonds to be delivered to the Trustee for cancellation. The Trustee, upon presentation to the Trustee of Bonds to be purchased accompanied by a written request of an Authorized Officer to the Trustee requesting payment therefor, shall provide monies for payment of the purchase price for any such Bonds from the moneys deposited in the Principal Account of the Debt Service Fund and the payment of accrued interest shall be made out of moneys deposited in the Interest Account of the Debt Service Fund; provided that any such purchase shall not be at a price greater than the par amount thereof plus accrued interest thereon. Bonds so purchased and delivered shall be canceled by the Trustee.

(e) The State shall receive a credit in respect of mandatory sinking fund installments for any Bonds which are subject to mandatory sinking fund redemption and which are delivered by the State or ABPC to the Trustee on or before the forty-fifth (45th) day next preceding any mandatory sinking fund payment date and for any Bonds which prior to said date have been purchased or redeemed (otherwise than through mandatory sinking fund provisions) and canceled by the Trustee and not theretofore applied as a credit against any sinking fund installment. Each Bond so delivered, canceled or previously purchased or redeemed shall be credited by the Trustee at one hundred per cent (100%) of the principal amount thereof against the obligation of the State on such mandatory sinking fund payment date with respect to such Bonds, and the principal amount of such Bonds to be redeemed on such date shall be reduced accordingly, and any excess over such principal amount shall be credited on future sinking fund installments in direct chronological order, and the principal amount of such Bonds to be redeemed by application of mandatory sinking fund payments shall be accordingly reduced.

Section 5.05. Debt Service Reserve Fund. (a) The Debt Service Reserve Fund shall be maintained in the custody of the Trustee as a trust fund. The Debt Service Reserve Fund shall secure a series of Parity Bonds only if the Supplemental Indenture for that series of Parity Bonds provides for the establishment of an account in the Debt Service Reserve Fund to secure those Parity Bonds and designates the Debt Service Reserve Requirement for those Parity Bonds. In the event that: (A) moneys on deposit in the Debt Service Fund are insufficient on any Interest Payment Date or principal payment date to pay interest or principal from the Debt Service Fund on such date for a series of Parity Bonds secured by an account of the Debt Service Reserve Fund, (B) amounts then available for such purpose in the Garage Gross Receipts Fund and the Garage Surplus Fund are not adequate to make up such insufficiency fully, and (C) amounts provided by APCOA pursuant to the APCOA Guaranty pursuant to demand therefor by the Trustee in accordance with Section 5.09 hereof are not adequate to make up such insufficiency fully, then the Trustee shall, without necessity for further authorization, direction or prior consent from or consultation with the State, withdraw such amounts as may be necessary to make up any such deficiency from the account in the Debt Service Reserve Fund securing that series of Parity Bonds and transfer such amounts to the Debt Service Fund for the payment of Debt Service on that series of Parity Bonds. If at any time the amounts on deposit in an Account of the Debt Service Reserve Fund are sufficient to pay all remaining Debt Service on the Bonds secured by such Account, then the amounts in that Account shall be transferred to the Debt Service Fund and applied to pay the remaining Debt Service on such Bonds.

(b) For purposes of determining the Debt Service Reserve Requirement with respect to, and the amount required to be paid on each monthly deposit date into the Debt Service Reserve Fund for, any series of Bonds constituting Interim Obligations or Variable Rate Obligations, principal (including Mandatory Sinking Fund Requirements) and interest requirements payable on such additional Bonds shall be deemed to be those amounts that equal the principal (including Mandatory Sinking Fund Requirements) and interest payments that would be required for an issue of Long Term Obligations bearing interest at the Assumed Interest Rate and payable as to principal over the Assumed Amortization Period.

(c) In lieu of or in substitution for moneys deposited in the Debt Service Reserve Fund, the State or ABPC (with the approval of the State) may deposit or cause to be deposited with the Trustee a Reserve Fund Facility for the benefit of the Holders of the Bonds of a series for all or any part of the Debt Service Reserve Fund Requirement for such series of Bonds; provided (i) that any such surety bond or insurance policy shall be issued by an insurance company or association approved by the State and either (A) the claims paying ability of such insurance company or association is rated in the highest rating category accorded by a nationally recognized insurance rating agency or (B) obligations insured by a surety bond or an insurance policy issued by such company or association are rated, without regard to qualification of such rating by symbols such as “+” or “-” or numerical notation, in the highest rating category at the time such surety bond or insurance policy is issued by Moody’s and S&P or, if outstanding Bonds are not rated by both Moody’s and S&P, by whichever Rating Agency then rates outstanding Bonds and (ii) that any letter of credit shall be issued by a bank, a trust company, a national banking association or a domestic branch or agency of a foreign bank which branch or agency is duly licensed or authorized to do business under the laws of any state or territory of the United States of America, the unsecured or uncollateralized long term debt obligations of which, or long term obligations secured or supported by a letter of credit issued by such Person, are rated at the time such letter of credit is delivered, without regard to qualification of such rating by symbols such as “+” or “-” or numerical notation, in at least the second highest rating category by Moody’s and S&P or, if outstanding Bonds are not rated by Moody’s and S&P, by whichever Rating Agency then rates outstanding Bonds.

In addition to the conditions and requirements set forth above, no Reserve Fund Facility shall be deposited in full or partial satisfaction of the Debt Service Reserve Fund Requirement for a series of Bonds unless the Trustee shall have received prior to such deposit (i) an opinion of counsel acceptable to the Trustee to the effect that such Reserve Fund Facility has been duly authorized, executed and delivered by the provider thereof and is valid, binding and enforceable in accordance with its terms, (ii) in the event such provider is not a domestic entity, an opinion of foreign counsel in form and substance satisfactory to the Trustee and (iii) in the event such Reserve Fund Facility is a letter of credit, an opinion of counsel acceptable to the Trustee substantially to the effect that payments under such letter of credit will not constitute avoidable preferences under Section 547 of the United States Bankruptcy Code in a case commenced thereunder by or against ABPC or any affiliate thereof.

Each such surety bond, insurance policy or letter of credit shall be payable (upon the giving of such notice as may be required thereby) on any date on which moneys are required to be withdrawn from the applicable Account in the Debt Service Reserve Fund.

(d) Moneys and investments held for the credit of an Account of the Debt Service Reserve Fund in excess of the applicable Debt Service Reserve Fund Requirement shall be withdrawn by the Trustee and deposited in the Debt Service Fund or, prior to completion of the applicable Improvements, in the Project Account in accordance with the direction of the State; provided, however, that if such amount results from the substitution of a Reserve Fund Facility for any securities in such Account of the Debt Service Reserve Fund, such amount shall be deposited in the Debt Service Fund or the Project Account only upon receipt of an opinion of nationally recognized bond counsel that the proposed application of the funds released from such Account of the Debt Service Reserve Fund will not adversely affect the exclusion of interest on any of the Bonds from gross income for federal income tax purposes (to the extent that such Bonds were issued on the basis that the interest thereon was excluded from gross income of the Holders for federal income tax purposes).

(e) Notwithstanding the provisions hereof, if, upon a Bond of a series having been deemed to have been paid in accordance with Article IX hereof or redeemed prior to maturity from the proceeds of Bonds, bonds, notes or other obligations issued for such purpose, the moneys and investments held for the credit of the applicable Account of the Debt Service Reserve Fund will exceed the Debt Service Reserve Fund Requirement for such Account, then the Trustee shall, simultaneously with such redemption or a deposit made in accordance with Article IX hereof, withdraw all or any portion of such excess from the applicable Account of the Debt Service Reserve Fund upon the direction of an Authorized Officer and either (i) apply such amount to the payment of the principal of or interest on the bonds, notes or other obligations, if any, issued to provide for payment of such Bond or (ii) pay such amount to the applicable Project Account if, in the opinion of nationally recognized bond counsel, application of such moneys to the payment of costs of Improvements will not adversely affect the exclusion of interest on any Bonds from gross income of the Holders thereof for federal income tax purposes (to the extent that such Bonds were issued on the basis that the interest thereon was excluded from gross income of the Holders for federal income tax purposes); provided that after such withdrawal the amount remaining in the applicable Account of the Debt Service Reserve Fund shall not be less than the Debt Service Reserve Fund Requirement for such Account.

Section 5.06. Garage Major Maintenance and Capital Improvement Fund. The Garage Major Maintenance and Capital Improvement Fund shall be maintained in the custody of the Trustee but shall not constitute a Pledged Fund for purposes of this Indenture. The Trustee shall apply any moneys in the Garage Major Maintenance and Capital Improvement Fund at the direction of ABPC, and upon written approval of the State, for the payment or reimbursement of eligible project costs in accordance with Section 6(b)(l)(vi) of the Lease and Exhibit H thereto, as in effect from time to time.

Section 5.07. Garage Surplus Fund. (a) The Garage Surplus Fund shall be maintained in the custody of the Trustee and shall constitute a Pledged Fund for purposes of this Indenture. Pursuant to Section 5.03(d)(i) hereof, amounts on deposit in the Garage Surplus Fund (including amounts deposited therein during a previous Lease Year and not yet released as provided by Section 5.07(e) hereof) on any date shall be applied by the Trustee to make the payments or deposits required by Section 5.03(c)(i)-(vii) hereof, if and to the extent that amounts then on deposit and available for such purpose on such date in the Garage Gross Receipts Fund are insufficient to make such payments or deposits. The Trustee shall notify the State of the balance on deposit in the Garage Surplus Fund in each month after all deposits pursuant to Section 5.03(c) have been made for such month.

(b) Amounts on deposit in the Garage Surplus Fund shall immediately be applied, at the written direction of the State, to reimburse APCOA (calculated in accordance with Section 6(b)(4) of the Lease) for amounts advanced by APCOA and remaining unpaid (including interest and premium allocable thereto) pursuant to the APCOA Guaranty for payment of Garage Operating Expenses or Garage Trustee Expenses or for deposit into the Debt Service Fund, the Debt Service Reserve Fund, the Garage Major Maintenance and Capital Improvement Fund or the State Payment Fund. To the extent that the Custodian advises the Trustee that amounts then available under the Custody Agreement are not sufficient for such purpose, amounts on deposit in the Garage Surplus Fund also shall be applied, at the direction of the State, to reimburse APCOA (calculated in accordance with Section 6(b)(4) of the Lease) for amounts for which APCOA is entitled to reimbursement under the Custody Agreement. In no event, however, shall APCOA be entitled to reimbursement for any amounts advanced pursuant to the APCOA Guaranty during any period during which the Target Date for Substantial Completion of the Garage has been extended in accordance with Section 4(i) of the Lease.

(c) Amounts on deposit in the Garage Surplus Fund shall be applied by the Trustee, at the direction of the State, (i) to pay Debt Service on Subordinate Bonds in accordance with the provisions of the Supplemental Indenture authorizing such Subordinate Bonds, (ii) to make any payment required to be made by the State in connection with any termination of the Lease in accordance with Section 8.04(c) hereof and Section 14 or 15 of the Lease and (iii) to pay any termination payments payable under an interest rate exchange, swap or other hedge arrangement.

(d) In the event that moneys on deposit in the Debt Service Fund are insufficient on any Interest Payment Date or principal payment date to pay interest or principal from the Debt Service Fund on such date, and in the event that the amount in the Garage Gross Receipts Fund is not adequate to make up such deficiency, then the Trustee shall withdraw such amounts as may be necessary to make up such deficiency from the Garage Surplus Fund and transfer such amounts to the Trustee for deposit in the Debt Service Fund.

(e) Amounts on deposit in the Garage Surplus Fund at the end of each Lease Year shall be applied by the Trustee, at the direction of the State following receipt and acceptance by the State of ABPC’s audited annual financial statements, in accordance with Section 6(c) of the Lease, and after such application shall no longer constitute Pledged Funds hereunder.

Section 5.08. State Payment Fund. The State Payment Fund shall be maintained in the custody of the Trustee but shall not constitute a Pledged Fund for purposes of this Indenture. Amounts deposited in the State Payment Fund immediately shall be released to the State for application in accordance with the Bradley Airport Parity Bond Indenture.

Section 5.09. Demand for Payment under APCOA Guaranty.

(a) Pursuant to the APCOA Guaranty, APCOA has guaranteed to pay the Trustee funds sufficient to make the deposits and payments required pursuant to Section 5.03(c)(i)-(vii) hereof to the extent that the Trustee has insufficient funds on deposit in the appropriate funds to make the required payment on the scheduled payment date after application thereto of amounts available therefor in the Garage Gross Receipts Fund, the Garage Surplus Fund or, with respect to deposits into the Debt Service Fund, the Capitalized Interest Account.

(b) If the Trustee determines that the amount on deposit in any Fund or Account at the end of any month is insufficient to make any of the payments or deposits required pursuant to Section 5.03(c)(i)-(vii) hereof for the next succeeding month, after application thereto of amounts available therefor in the Garage Gross Receipts Fund, the Garage Surplus Fund or, with respect to deposits into the Debt Service Fund, the Capitalized Interest Account, it shall notify the State and APCOA by the fifth Business Day of such next succeeding month by telephone and telecopier transmission, promptly confirmed by overnight express, of the amount of the required payment (each, a “Guarantor Payment”). Pursuant to the APCOA Guaranty, within three Business Days of such telephone and telecopier notice, APCOA is required to wire funds in the amount of the Guarantor Payment to the Trustee and a failure by APCOA to make any Guarantor Payment when due will be a default under the APCOA Guaranty. Notwithstanding anything herein to the contrary, APCOA shall not be obligated to make a Guarantor Payment or any portion thereof to the extent that the need for such Guarantor Payment or portion thereof was solely caused by the failure of the State to perform its obligations under the first sentence only of Section 7(a)4(b) of the Lease (relating to implementing scheduled parking rate increases).

(c) If at any time amounts paid under the APCOA Guaranty are not sufficient to pay in full all amounts then due as Guarantor Payments hereunder, together with all amounts then due as guarantor payments with respect to the Surface Parking under the Custody Agreement, the Trustee shall apply the amounts available first to pay Garage Operating Expenses, second to pay operating expenses of the Surface Parking pursuant to the Custody Agreement and then to pay Debt Service on the Bonds and thereafter pro-rata based on the remaining amounts payable as Guarantor Payments hereunder and as guarantor payments under the Custody Agreement.

Section 5.10. Investment of Funds. (a) Money in the Construction Fund, the Garage Gross Receipts Fund, the Debt Service Fund, the Debt Service Reserve Fund and the Rebate Fund shall be invested and reinvested by the Trustee in Permitted Investments at the oral (confirmed in writing) or written direction of an Authorized Officer. Investments of money in the Construction Fund and the Garage Gross Receipts Fund shall mature or be redeemable at the option of the Trustee at the times and in the amounts necessary to permit the payments required by Sections 5.02 and 5.03(c) hereof, respectively, to be made from those Funds. Investments of money in the Debt Service Fund and the Debt Service Reserve Fund shall mature or be redeemable at the option of the Trustee at the times and in the amounts necessary at the best prices then reasonably available to provide money to pay Debt Service as it becomes due at stated maturity or pursuant to any Mandatory Sinking Fund Requirements; provided, that money in the Debt Service Reserve Fund shall be invested and reinvested by the Trustee only in obligations that have a term to maturity not greater than ten years unless those obligations are put obligations or otherwise have terms that permit their timely liquidation by the Trustee so that funds will be timely available to pay Debt Service. Investments of money on deposit in the Rebate Fund shall mature or be redeemable at the option of the Trustee at the times and in the amounts necessary at the best prices then reasonably available to provide money to make the payments required under Section 5.11 of this Indenture. Subject to any directions from the Authorized Officer with respect thereto, from time to time the Trustee may sell those investments and reinvest the proceeds from those investments in Permitted Investments maturing or redeemable as required under this Section. The Trustee shall sell or redeem investments credited to the Accounts of the Construction Fund or the Garage Gross Receipts Fund to produce sufficient money at the times required to make the payments required by Sections 5.02 and 5.03, respectively, and shall do so without necessity for any order on behalf and without restriction by reason of any order. The Trustee shall sell or redeem investments credited to the Debt Service Fund and to the Debt Service Reserve Fund to produce sufficient money at the times required for the purpose of paying Debt Service when due, and shall do so without necessity for any order and without restriction by reason of any order. The Trustee shall sell or redeem investments credited to the Rebate Fund to produce sufficient money at the times required for the purpose of making payments under Section 5.11 when due, and shall do so without necessity for any order and without restriction by reason of any order.

Money in the Garage Major Maintenance and Capital Improvement Fund and the Garage Surplus Fund shall be invested and reinvested at the oral (confirmed in writing) or written direction of an Authorized Officer in Permitted Investments. Money on deposit in any funds or accounts established by a Supplemental Indenture shall be invested as provided in that Supplemental Indenture or, if no provision is so made, shall be invested in Permitted Investments maturing or redeemable at the option of the State not later than the times when that money is required for the purposes for which the fund or account was established.

(b) Investments purchased as an investment of moneys in any Fund, Account or sub-account thereof shall be deemed at all times to be a part of that Fund, Account or sub-account, and any losses suffered due to the investment thereof shall be charged to that Fund, Account or sub-account, provided that, unless otherwise provided in a Supplemental Indenture, net income or gain: (i) due to the investment of moneys in the Construction Fund shall be deposited in and credited to the Capitalized Interest Account of the Construction Fund prior to the Completion Date and thereafter to the Garage Gross Receipts Fund and (ii) due to the investment of moneys in an account of the Debt Service Reserve Fund shall, to the extent that the amount in the Debt Service Reserve Fund exceeds the Debt Service Reserve Requirement, be deposited in and credited to the Capitalized Interest Account of the Construction Fund (until such account is fully depleted) and thereafter to the Interest Account in the Debt Service Fund and applied on the next Interest Payment Date to the payment of interest on the series of Bonds secured by that Account of the Debt Service Reserve Fund, unless other provision is made in the Supplemental Indenture for the series of Bonds secured by that Account of the Debt Service Reserve Fund.

Any investments constituting Permitted Investments may be purchased from or sold to the Trustee, the Registrar, an Authenticating Agent or a Paying Agent, or any bank, trust company or savings and loan association affiliated with any of the foregoing.

Section 5.11. Rebate Fund. Any provision hereof to the contrary notwithstanding, amounts credited to the Rebate Fund shall be free and clear of any lien hereunder and shall not be Pledged Funds. Provision shall be made in the Supplemental Indenture for each series of Bonds for the calculation of any amounts required to be paid to the United States pursuant to Section 148(f) of the Code or other applicable law and for the deposit of such amount in the Rebate Fund.

Section 5.12. Valuation. For the purpose of determining the amount on deposit to the credit of any Fund or Account, the market value of obligations in which money in that Fund or Account shall have been invested shall be computed as follows:

(a) as to Permitted Investments the bid and asked prices of which are published on a regular basis in The Wall Street Journal (or, if not there, then in The New York Times): the average of the bid and asked prices for such investments so published on or most recently prior to the date of determination;

(b) as to Permitted Investments the bid and asked prices of which are not published on a regular basis in The Wall Street Journal or The New York Times: the average bid price at the date of determination for such investments quoted by any two nationally recognized government securities dealers (selected by the Trustee in its absolute discretion) at the time making a market in such investments or the bid price published by a nationally recognized pricing service, including Bloomberg Financial Services;

(c) as to certificates of deposit and bankers acceptances: the face amount thereof, plus accrued interest; and

(d) as to any Permitted Investment not specified above: the market value thereof established by prior agreement between the State and the Trustee or pursuant to the provisions of a Supplemental Indenture.

If more than one of the above provisions shall apply at any time to any particular Permitted Investment, the value thereof at that time shall be determined in accordance with the provision establishing the lowest value for such Permitted Investment. Investments in all Funds and Accounts will be valued by the Trustee at book value, market value or face value, whichever is lowest, except that investments in the Debt Service Reserve Fund shall be valued at par if purchased at par or at the present value thereof if purchased at other than par.

The Trustee shall not be responsible for any depreciation in the value of any investments or for any loss arising from investments, provided that those investments are Permitted Investments. Except as provided below with respect to the Debt Service Reserve Fund, the Trustee shall value the Permitted Investments in the Funds and Accounts on or prior to the last day of each month. So long as any Bonds are then outstanding, the Trustee shall value the Permitted Investments in the Debt Service Reserve. Fund on or prior to December 31 of each year and immediately upon any withdrawal from the Debt Service Reserve Fund. If as of any date on which the value of Permitted Investments in the Debt Service Reserve Fund is determined, the balance in the Debt Service Reserve Fund, including accrued interest to the date of valuation, is less than the Debt Service Reserve Requirement, the Trustee shall compute the amount by which the Debt Service Reserve Requirement exceeds such balance and shall immediately give the State and ABPC notice of such deficiency and the amount necessary to cure the same. If as of any such date, the balance in an account of the Debt Service Reserve Fund, including accrued interest to the date of valuation, is more than the Debt Service Reserve Fund Requirement, the Trustee shall transfer the excess amount only in accordance with the provisions of the Supplemental Indenture for the series of Bonds secured by that account.

The Trustee shall provide monthly reports to the State and ABPC of amounts on deposit in the Funds and Accounts under the Indenture, in such form and by such dates as may be reasonably satisfactory to the State, ABPC and the Trustee.

Section 5.13. Further Application of Pledged Revenues; Application of Available Pledged Revenues; Payments to Funds. Provision shall be made in each Supplemental Indenture for a series of Parity Bonds for the deposits of Pledged Revenues to the Account or Accounts of the Garage Gross Receipts Fund established therein and for payments from that Account or those Accounts to the Debt Service Fund and any other Fund-set forth in this Article V.

Section 5.14. Moneys to be Held in Trust. All moneys required to be deposited with or paid to the Trustee for the credit of any Pledged Fund under any provision of this Indenture and all investments made therewith shall be held by the Trustee in trust for the benefit of the Bondholders and while held by the Trustee constitute part of the trust estate and be subject to the lien hereof.

(End of Article V)

ARTICLE VI

THE TRUSTEE, REGISTRAR, PAYING AGENTS
AND AUTHENTICATING AGENTS

Section 6.01. Trustee’s Acceptance and Responsibilities. The Trustee accepts the trusts imposed upon it by this Indenture, and agrees to observe and perform those trusts, but only upon and subject to the terms and conditions set forth in this Article, to all of which the parties hereto and the Holders agree.

(a) Prior to the occurrence of an “Event of Default” (as defined in Section 7.01 hereof) of which the Trustee has been notified, as provided in paragraph (f) of Section 6.02 hereof, or of which by that paragraph the Trustee is deemed to have notice, and after the cure or waiver of all Events of Default that may have occurred,

(i) the Trustee undertakes to perform only those duties and obligations that are set forth specifically in this Indenture, and no duties or obligations shall be implied to the Trustee;

(ii) in the absence of bad faith on its part, the Trustee may rely conclusively, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are required specifically to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

(b) In case a default or an Event of Default has occurred and is continuing hereunder (of which the Trustee has been notified, or is deemed to have notice), the Trustee shall exercise those rights and powers vested in it by this Indenture and shall use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(i) this paragraph shall not be construed to affect the limitation of the Trustee’s duties and obligations provided in subparagraph (a)(i) of this Section or the Trustee’s right to rely on the truth of statements and the correctness of opinions as provided in subparagraph (a)(ii) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by any one of its officers, unless it shall be established that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders under any provision of this Indenture relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.01.

Section 6.02. Certain Rights and Obligations of the Trustee. Except as otherwise provided in Section 6.01 hereof:

(a) The Trustee (i) may execute any of the trusts or powers hereof and perform any of its duties by or through attorneys, agents, receivers or employees (but shall be answerable therefor only in accordance with the standard specified above), (ii) shall be entitled to the advice of counsel concerning all matters of trusts hereof and duties hereunder, and (iii) may pay reasonable compensation in all cases to all of those attorneys, agents, receivers in connection with the trusts hereof and, subject to Section 6.03 hereof, shall be entitled to be reimbursed for reasonable and necessary out-of-pocket payments to unrelated third parties. The Trustee may act upon the opinion or advice of any nationally recognized bond counsel (who may be the attorney or attorneys for the State) approved by the Trustee in the exercise of reasonable care. The Trustee shall not be responsible for any loss or damage resulting from any action taken or omitted to be taken in good faith in reliance upon that opinion or advice.

(b) Except for its certificate of authentication on the Bonds, the Trustee shall not be responsible for:

(i) any recital in this Indenture or in the Bonds,

(ii) the validity, priority, recording, re-recording, filing or re-filing of this Indenture or any Supplemental Indenture;

(iii) any instrument or document of further assurance or collateral assignment or pledge,

(iv) insurance relating to the Garage or any Improvements or collection of insurance moneys,

(v) the validity of the execution by the State of this Indenture, any Supplemental Indenture, the Lease or instruments or documents of further assurance,

(vi) the sufficiency of the security for the Bonds issued hereunder or intended to be secured hereby,

(vii) the value of or title to the Garage or any Improvements, or

(viii) the maintenance of the security hereof.

The Trustee shall not be bound to ascertain or inquire as to the observance or performance of any covenants, agreements or obligations on the part of the State under this Indenture, the Lease or any Supplemental Indenture, except as set forth herein; but the Trustee may require of the State full information and advice as to the observance or performance of those covenants, agreements and obligations.

(c) The Trustee shall not be accountable for the application by the State or ABPC of the proceeds of any Bonds authenticated or delivered hereunder.

(d) The Trustee shall be protected, in the absence of bad faith on its part, in acting upon any notice, request, consent, certificate, order, affidavit, letter, telegram or other paper or document reasonably believed by it to be genuine and correct and to have been signed or sent by the proper person or persons. Any action taken by the Trustee pursuant to this Indenture upon the request or authority or consent of any person who is the Holder of any Bonds at the time of making the request or giving the authority or consent, shall be conclusive and binding upon all future Holders of the same Bond and of Bonds issued in exchange therefor or in place thereof.

(e) As to the existence or nonexistence of any fact for which the State or ABPC may be responsible or as to the sufficiency or validity of any instrument, document, report, paper or proceeding, the Trustee, in the absence of bad faith on its part, shall be entitled to rely upon a certificate signed on behalf of the State by an Authorized Officer or on behalf of ABPC by an authorized representative as sufficient evidence of the facts recited therein. Prior to the occurrence of a default or Event of Default hereunder of which the Trustee has been notified, as provided in paragraph (f) of this Section, or of which by that paragraph the Trustee is deemed to have notice, the Trustee may accept a similar certificate to the effect that any particular dealing, transaction or action is necessary or expedient; provided, that the Trustee in its discretion may require and obtain any further evidence that it deems to be necessary or advisable; and, provided further, that the Trustee shall not be bound to secure any further evidence.

(f) The Trustee shall not be required to take notice, and shall not be deemed to have notice, of any default or Event of Default hereunder, except Events of Default described in paragraphs (a) and (b) of Section 7.01 hereof, unless the Trustee has actual notice thereof or shall be notified specifically of the default or Event of Default in a written instrument or document delivered to it by the State or by the Holders of at least 25% of the aggregate principal amount of Bonds then outstanding. In the absence of delivery of a notice satisfying those requirements, the Trustee may assume conclusively that there is no default or Event of Default, except as noted above.

(g) At any reasonable time, the Trustee and its duly authorized agents, attorneys, experts, engineers, accountants and representatives (i) may inspect and copy fully all books, papers and records of the State and ABPC pertaining to the Garage, any Improvements and the Bonds, and (ii) may make any memoranda from and in regard thereto as the Trustee may desire.

(h) The Trustee shall not be required to give any bond or surety with respect to the execution of these trusts and powers or otherwise in respect of the premises.

(i) Notwithstanding anything contained elsewhere in this Indenture, the Trustee may demand any showings, certificates, reports, opinions, appraisals and other information, and any corporate action and evidence thereof, in addition to that required by the terms hereof, as a condition to the authentication of any Bonds or the taking of any action whatsoever within the purview of this Indenture, if the Trustee deems it to be desirable for the purpose of establishing the right of the State to the authentication of any Bonds or the right of any person to the taking of any other action by the Trustee; provided that the Trustee shall not be required to make that demand.

(j) Before taking action hereunder pursuant to Section 6.04 or Article VII hereof (with the exception of any action required to be taken under Section 7.02 or Section 7.07 hereof), the Trustee may require that a satisfactory indemnity bond be furnished to it by the State or the Holders for the reimbursement of all reasonable and necessary out-of-pocket expenses (including reasonable counsel fees) that it may incur and to protect it against all liability by reason of any action so taken, except liability that is adjudicated to have resulted from its negligence or willful default.

(k) In the event that payment of principal of or interest on any Bonds is secured by any form of credit enhancement, the Trustee will take such actions as require nominal expenditure of moneys by it to secure payment pursuant to the terms of such instrument.

(l) Unless otherwise provided herein, all money received by the Trustee under this Indenture shall be held in trust for the purposes for which that money was received, until that money is used, applied or invested as provided herein; provided that such money need not be segregated from other money, except to the extent required by this Indenture or by law. In the event that the Trustee receives any moneys derived from or relating to the Surface Parking, the Trustee shall promptly transfer such moneys to the Custodian for deposit and application pursuant to the Custody Agreement. The Trustee shall not have any liability for interest on any money received hereunder, except to the extent expressly provided herein or agreed in writing with the State.

(m) Any opinions, certificates and other instruments and documents for which provision is made in this Indenture, may be accepted by the Trustee, in the absence of bad faith on its part, as conclusive evidence of the facts and conclusions stated therein and shall be full warrant, protection and authority to the Trustee for its actions taken hereunder.

Section 6.03. Fees, Charges and Expenses of Trustee, Registrar, Paying Agents and Authenticating Agents. The Trustee, the Registrar and any Paying Agents and Authenticating Agents shall be entitled to payment or reimbursement by the State for reasonable fees for their Ordinary Services rendered hereunder and for all advances, counsel fees and other Ordinary Expenses reasonably and necessarily paid or incurred by them in connection with the provision of Ordinary Services. For purposes hereof, fees for Ordinary Services provided for by the respective standard fee schedule or fee letter of each shall be considered reasonable. In the event that it should become necessary for any of them to perform Extraordinary Services, they shall be entitled to reasonable extra compensation therefor and to reimbursement for reasonable and necessary Extraordinary Expenses incurred in connection therewith. The Trustee, the Registrar and any Paying Agents and Authenticating Agents shall not be entitled to compensation or reimbursement for Extraordinary Services or Extraordinary Expenses occasioned by their neglect or willful misconduct.

Without creating a default or an Event of Default hereunder, the State may contest in good faith the necessity for any Extraordinary Service and Extraordinary Expense and the reasonableness of any fee, charge or expense.

The reasonable fees for the respective services and charges of the Trustee, the Registrar and any Paying Agents and Authenticating Agents and reimbursement for all reasonable expenses of such parties shall be payable from the Pledged Revenues as Garage Trustee Expenses in accordance with Section 5.03(c)(v) hereof or, during the period of acquisition, construction and installation of any Improvements to be financed with a series of Bonds, the project fund for those Improvements.

Any amounts payable to the Trustee, the Registrar or any Paying Agent or Authenticating Agent pursuant to this Section 6.03 shall be payable upon demand and shall bear interest from the date of demand therefor at a rate that is the rate announced by the Trustee in its lending capacity as a bank as its “prime rate” or “base rate” on the date of such demand.

Section 6.04. Intervention by Trustee. The Trustee may, but shall not be obligated to, intervene on behalf of the Holders, and shall intervene if requested to do so in writing by the

Holders of at least 25% of the aggregate principal amount of Bonds then outstanding, in any judicial proceeding to which the State is a party and which in the opinion of the Trustee and its counsel has a substantial bearing on the interests of Holders of the Bonds. The rights and obligations of the Trustee under this Section are subject to the approval of that intervention by a court of competent jurisdiction. The Trustee may require that a satisfactory indemnity bond be provided to it in accordance with Sections 6.01 and 6.02 hereof before it takes action hereunder. The Trustee shall not have any obligation to monitor or take notice of any litigation to which the State is a party.

Section 6.05. Successor Trustee. Anything herein to the contrary notwithstanding, unless the State shall make provision for the appointment of a successor Trustee pursuant to Section 6.09 hereof prior to the date of merger, consolidation, sale or transfer,

(a) any corporation or association (i) into which the Trustee may be converted or merged, (ii) with which the Trustee or any successor to it may be consolidated, or (iii) to which it may sell or transfer its corporate trust assets and trust business as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, merger, consolidation, sale or transfer, ipso facto, shall be and become successor Trustee hereunder and shall be vested with all of the title to the whole property or trust estate hereunder; and

(b) that corporation or association shall be vested further, as was its predecessor, with each and every trust, remedy, power, right, duty, obligation, discretion, privilege, claim, demand, cause of action, immunity, estate, title and interest expressed or intended by this Indenture to be exercised by, vested in or conveyed to the Trustee, without the signing or filing of any instrument or document or any further act on the part of any of the parties hereto.

Any successor Trustee, however, (i) shall be a trust company or a bank having the powers of a trust company, (ii) shall be in good standing within the State, (iii) shall be duly authorized to exercise trust powers within the State, (iv) shall be subject to examination by federal or State authorities, and (v) shall have an unimpaired reported capital and surplus of not less than $50,000,000.

Section 6.06. Appointment of Co-Trustee. It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction (including without limitation, the laws of the State) denying or restricting the right of banks or trust companies to transact business as trustees in that jurisdiction. It is recognized that, (a) if there is litigation under this Indenture or other instruments or documents relating to the Bonds, and in particular, in case of the enforcement hereof or thereof upon a default or an Event of Default, or (b) if the Trustee should deem that, by reason of any present or future law of any jurisdiction, it may not (i) exercise any of the powers, rights or remedies granted herein to the Trustee, (ii) hold title to the properties, in trust, as granted herein, or (iii) take any action that may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an individual or additional institution as a co-Trustee. The following provisions of this Section are adopted to these ends.

In the event that the Trustee appoints an individual or additional institution as a co-Trustee, each and every trust, property, remedy, power, right, duty, obligation, discretion,

privilege, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by, vested in or conveyed to the Trustee shall be exercisable by, vest in and be conveyed to that co-Trustee, but only to the extent necessary for it to be so vested and conveyed and to enable that co-Trustee to exercise it. Every covenant, agreement and obligation necessary to the exercise thereof by that co-Trustee shall run to and be enforceable by it.

Should any instrument or document in writing from the State reasonably be required by the co-Trustee so appointed by the Trustee for vesting and conveying more fully and certainly in and to that co-Trustee those trusts, properties, remedies, powers, rights, duties, obligations, discretions, privileges, claims, demands, causes of action, immunities, estates, titles, interests and liens, that instrument or document shall be signed, acknowledged and delivered, but not prepared, by the State. In case any co-Trustee or a successor to it shall die, become incapable of acting, resign or be removed, all of the trusts, properties, remedies, powers, rights, duties, obligations, discretions, privileges, claims, demands, causes of action, immunities, estates, titles, interests and liens of the co-Trustee shall be exercised by, vest in and be conveyed to the Trustee, to the extent permitted by law, until the appointment of a successor to the co-Trustee.

Section 6.07. Resignation by the Trustee. The Trustee may resign at any time from the trusts created hereby by giving prior written notice of the resignation to the State, ABPC, the Registrar, any Paying Agents and any Authenticating Agents and by mailing written notice of the resignation to the Holders as their names and addresses appear on the Register at the close of business three days prior to the mailing. The resignation shall take effect only upon the appointment of a successor Trustee and the acceptance by the successor Trustee of the duties of the Trustee under this Indenture.

Section 6.08. Removal of the Trustee. The Trustee may be removed at any time by an instrument or document or concurrent instruments or documents in writing delivered to the Trustee, with copies thereof mailed to the State, ABPC, the Registrar, any Paying Agents and Authenticating Agents and signed by or on behalf of the Holders of not less than a majority in aggregate principal amount of the Bonds then outstanding.

The Trustee also may be removed at any time for any breach of trust or for acting or proceeding in violation of, or for failing to act or proceed in accordance with, any provision of this Indenture with respect to the duties and obligations of the Trustee by any court of competent jurisdiction upon the application of the State, or the Holders of not less than 20% in aggregate principal amount of the Bonds then outstanding under this Indenture.

Any removal of a Trustee under this Indenture shall take effect only upon the appointment of a successor Trustee and the acceptance by the successor Trustee of the duties of the Trustee under this Indenture.

Section 6.09. Appointment of Successor Trustee. If (i) the Trustee shall resign, shall be removed, shall be dissolved, or shall become otherwise incapable of acting hereunder, (ii) the Trustee shall be taken under the control of any public officer or officers, (iii) a receiver shall be appointed for the Trustee by a court or (iv) the Trustee shall have an order for relief entered in any case commenced by it or against it under federal bankruptcy laws or commence a proceeding under any federal or state bankruptcy, insolvency, reorganization or similar law, or have such a proceeding commenced against it and either have an order of insolvency or reorganization entered against it or have the proceeding remain undismissed and unstayed for ninety days, then a successor Trustee shall be appointed by the State; provided that if a successor Trustee is not so appointed within ten days after (a) a notice of resignation or an instrument or document of removal is received by the State, as provided in Sections 6.07 and 6.08 hereof, respectively, or (b) the Trustee is dissolved, taken under control, becomes otherwise incapable of acting, a receiver is appointed or any of the circumstances described in clause (iv) occur, in each case, as provided above, then, if the State shall not have appointed a successor Trustee, the Holders of a majority in aggregate principal amount of Bonds then outstanding may designate a successor Trustee by an instrument or document or concurrent instruments or documents in writing signed by or on behalf of those Holders. If no appointment of a successor Trustee shall be made pursuant to the foregoing provisions of this Section within 45 days after the occurrence of an event described in clause (a) or (b) of this Section 6.09, the Holder of any Bond outstanding hereunder or any retiring Trustee may apply to any court of competent jurisdiction to appoint a successor Trustee. Such court thereupon may appoint, after such notice, if any, as such court may deem proper and prescribe, a successor Trustee.

Every successor Trustee appointed pursuant to this Section (i) shall be a trust company or a bank having the powers of a trust company, (ii) shall be in good standing within the State, (iii) shall be duly authorized to exercise trust powers within the State, (iv) shall be subject to examination by federal or state authorities, (v) shall be willing to accept the trusteeship under the terms and conditions of this Indenture, and (vi) shall have an unimpaired reported capital and surplus of not less than $50,000,000.

Every successor Trustee appointed hereunder shall sign, and acknowledge and deliver to its predecessor and the State, an instrument or document in writing accepting the appointment. Thereupon, without any further act, the successor Trustee shall become vested with all of the trusts, remedies, powers, rights, duties, obligations, discretions, privileges, claims, demands, causes of action, immunities, estates, titles and interests of its predecessor. Upon the written request of its successor or the State, the predecessor Trustee (i) shall sign and deliver an instrument or document transferring to its successor all of the trusts, remedies, powers, rights, duties, obligations, discretions, privileges, claims, demands, causes of action, immunities, estates, titles and interests of the predecessor Trustee hereunder, and (ii) shall take any other action necessary to duly assign, transfer and deliver to its successor all property and records (including without limitation, all money) held by it as Trustee. Should any instrument or document in writing from the State be requested by any successor Trustee for vesting and conveying more fully and certainly in and to that successor the trusts, remedies, powers, rights, duties, obligations, discretions, privileges, claims, demands, causes of action, immunities, estates, titles and interests vested or conveyed or intended to be vested or conveyed hereby in or to the predecessor Trustee, the State shall sign, acknowledge and deliver that instrument or document.

In the event of a change in the Trustee, the predecessor Trustee shall cease to be custodian of any money that it may hold pursuant to this Indenture and shall cease to be Registrar, an Authenticating Agent and a Paying Agent for any of the Bonds, to the extent it served in any of those capacities. The successor Trustee shall become custodian and, if applicable, Registrar, an Authenticating Agent and a Paying Agent.

Section 6.10. Adoption of Authentication. In case any of the Bonds shall have been authenticated, but shall not have been delivered, any successor Trustee, Registrar or Authenticating Agent may adopt the certificate of authentication of any predecessor Trustee, Registrar or Authenticating Agent and may deliver those Bonds so authenticated as provided herein. In case any Bonds shall not have been authenticated, any successor Trustee, Registrar or Authenticating Agent may authenticate those Bonds either in the name of any predecessor or in its own name. In all cases, the certificate of authentication shall have the same force and effect as provided in the Bonds or in this Indenture with respect to the certificate of authentication of the predecessor Trustee, Registrar or Authenticating Agent.

Section 6.11. Registrars. (a) Succession. Anything herein to the contrary notwithstanding, any corporation or association (i) into which a Registrar may be converted or merged, (ii) with which a Registrar or any successor to it may be consolidated, or (iii) to which it may sell or transfer all or substantially all of its corporate trust business and assets, or any corporation or association resulting from any such conversion, merger, consolidation, sale or transfer, ipso facto, shall be and become the successor Registrar of that Registrar hereunder and shall be vested with each and every power, right, duty, obligation, discretion and privilege expressed or intended by this Indenture to be exercised by or vested in the predecessor Registrar, without the signing or filing of any instrument or document or any further act on the part of any of the parties hereto.

(b)     Resignation. A Registrar may resign at any time by giving written notice of its resignation specifying the date that resignation is to take effect, to the State, ABPC and the Trustee and to each Paying Agent and Authenticating Agent for those series of Bonds, at least 60 days before the resignation is to take effect. The resignation shall take effect immediately, however, upon the appointment of a successor Registrar, if the successor Registrar is appointed and accepts that appointment before the time stated in the notice.

(c)     Removal. The Registrar may be removed at any time by an instrument or document or concurrent instruments or documents in writing delivered to the Registrar, with copies thereof mailed to the State, ABPC and the Trustee, and signed by or on behalf of the Holders of not less than a majority in aggregate principal amount of the Bonds then outstanding.

(d)     Appointment of Successors. If (i) a Registrar shall resign, shall be removed, shall be dissolved, or shall become otherwise incapable of acting hereunder, (ii) a Registrar shall be taken under the control of any public officer or officers, (iii) a receiver shall be appointed for a Registrar by a court, or (iv) a Registrar shall have an order for relief entered in any case commenced by or against it under the federal bankruptcy laws or commence a proceeding under any federal or state bankruptcy, insolvency, reorganization or similar law, or have such a proceeding commenced against it and either have an order of insolvency or reorganization entered against it or have the proceeding remain undismissed and unstayed for 90 days, then a successor Registrar shall be appointed by an Authorized Officer, with the written consent of the Trustee; provided that if a successor Registrar is not so appointed within ten days after (a) a notice of resignation or an instrument or document of removal is received by the State, as provided above, or (b) the Registrar is dissolved, taken under control, becomes otherwise incapable of acting, a receiver is appointed or any of the circumstances described in clause (iv) occur, in each case, as provided above, then, if an Authorized Officer shall not have appointed a successor Registrar, the Trustee or the Holders of a majority in aggregate principal amount of Bonds then outstanding may designate a successor Registrar by an instrument or document or concurrent instruments or documents in writing signed by the Trustee, or in the case of the Holders, by or on behalf of those Holders.

Every successor Registrar appointed hereunder shall sign and acknowledge, and shall deliver to its predecessor, the State, ABPC and the Trustee, an instrument or document in writing accepting the appointment. Thereupon, without any further act, the successor shall become vested with all of the powers, rights, duties, obligations, discretions and privileges of its predecessor. Upon the written request of its successor or the State, a predecessor Registrar (i) shall sign and deliver an instrument or document transferring to its successor all of the powers, rights, duties, obligations, discretions and privileges of it as predecessor Registrar hereunder, and (ii) shall take any other action necessary to duly assign, transfer and deliver to its successor all property and records (including without limitation, the Register and any canceled Bonds) held by it as Registrar. Should any instrument or document in writing from the State be requested by any successor Registrar for vesting and conveying more fully and certainly in and to that successor the powers, rights, duties, obligations, discretions and privileges, vested or conveyed or intended to be vested or conveyed hereby in or to a predecessor Registrar, the State shall sign, acknowledge and deliver that instrument or document.

The provisions of Sections 3.06 and 6.02(c), (d), (h) and (i) shall be applicable to the Registrar.

Section 6.12. Designation and Succession of Paying Agents. The Trustee and any other Paying Agents designated in the Supplemental Indenture for a series of Bonds shall be Paying Agents for that series of Bonds. With the consent of the State, the Trustee may appoint, and upon the request of the State the Trustee shall appoint, a Paying Agent or Agents with power to act on its behalf and subject to its direction in the payment of Debt Service on any series of Bonds. It is the responsibility of the Trustee to establish the duties and responsibilities of any Paying Agent for the purposes of this Indenture to the extent not specified herein.

Any agreement between the Trustee and a Paying Agent shall provide, without limitation, that such Paying Agent will (i) hold all amounts held by it for the payment of principal of or interest or any premium on Bonds in trust for the benefit of the Holders entitled thereto until such amounts shall be paid to such Holders or otherwise disposed of as herein provided, and (ii) at any time during the continuance of an Event of Default, upon the written request of the Trustee, forthwith pay to the Trustee all amounts so held in trust by such Paying Agent.

Any corporation or association with or into which any Paying Agent may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, consolidation or conversion to which any Paying Agent shall be a party, or any corporation or association succeeding to all or substantially all of the corporate trust business of any Paying Agent, shall be the successor of that Paying Agent hereunder, if that successor corporation or association is otherwise eligible hereunder, without the signing or filing of any paper or any further act on the part of the parties hereto or the Paying Agent or that successor corporation or association.

Any Paying Agent may resign at any time by giving written notice of resignation to the Trustee, to the Registrar, ABPC and to the State. The Trustee may terminate the agency of any Paying Agent at any time by giving written notice of termination to such Paying Agent, to the Registrar, ABPC and to the State. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Paying Agent shall cease to be eligible under this Section, the Trustee may appoint a successor Paying Agent. The Trustee shall give written notice of appointment of a successor Paying Agent to the State, ABPC and the Registrar and shall mail notice thereof, within ten days after that appointment, to all Holders as their names and addresses appear on the Register on the date of that appointment.

The Trustee shall pay to any Paying Agent from time to time reasonable compensation as authorized in Section 6.03 hereof for its services, and the Trustee shall be entitled to be reimbursed for such payments, subject to Section 6.03 hereof.

The provisions of Section 3.05 and Section 6.02(c), (d) and (h) hereof shall be applicable to any Paying Agent.

Section 6.13. Designation and Succession of Authenticating Agents. With the consent of the State, the Trustee may appoint, and upon the request of the State the Trustee shall appoint, an Authenticating Agent or Agents, in addition to the Registrar, with power to act on its behalf and subject to its direction in the authentication and delivery of Bonds in connection with transfers and exchanges under Sections 3.06 and 4.02 hereof. For all purposes of this Indenture, the authentication and delivery of Bonds by an Authenticating Agent pursuant to this Section shall be deemed to be authentication and delivery of those Bonds by the Trustee.

Any corporation or association with or into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation or association succeeding to all or substantially all of the corporate trust business of any Authenticating Agent, shall be the successor of that Authenticating Agent hereunder if that successor corporation or association is otherwise eligible hereunder, without the signing or filing of any paper or any further act on the part of the parties hereto or the Authenticating Agent or such successor corporation.

Any Authenticating Agent may resign at any time by giving written notice of resignation to the Trustee, to the Registrar, ABPC and to the State. The Trustee may terminate the agency of any Authenticating Agent at any time by giving written notice of termination to such Authenticating Agent, to the Registrar, ABPC and to the State. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this Section, the Trustee may appoint a successor Authenticating Agent. The Trustee shall give written notice of appointment of a successor Authenticating Agent to the State,

ABPC and the Registrar and shall mail notice thereof, within ten days after that appointment, to all Holders as their names and addresses appear on the Register on the date of that appointment.

The Trustee shall pay to any Authenticating Agent from time to time reasonable compensation for its services, and the Trustee shall be entitled to be reimbursed for such payments, subject to Section 6.03 hereof.

The provisions of Sections 3.06 and paragraphs (b), (c), (d), (h) and (i) of Section 6.02 shall be applicable to any Authenticating Agent.

Section 6.14. Dealing in Bonds. The Trustee, any Registrar, any Paying Agent and any Authenticating Agent, their affiliates, and any directors, officers, employees or agents thereof, in good faith, may become the owners of Bonds secured hereby with the same rights that it or they would have hereunder if the Trustee, the Registrar, Paying Agents or Authenticating Agents did not serve in those capacities.

Section 6.15. Representations and Covenants of Trustee. The Trustee hereby represents that it is duly organized and validly existing as a national banking association under the laws of the United States, in good standing and duly authorized to exercise corporate trust powers in the State, and with an unimpaired reported capital and surplus of not less than $50,000,000. The Trustee covenants that it will take such action, if any, as is necessary to remain in good standing and duly authorized to exercise corporate trust powers in the State and that it will maintain an unimpaired reported capital and surplus of not less than $50,000,000. Subject to this Article VI, the Trustee accepts and agrees to observe and perform the duties and obligations of the Trustee to which reference is made in this Indenture.

Section 6.16. Right of Trustee to Pay Taxes and Other Charges. The Trustee is authorized, but not obligated, to advance funds whenever necessary and advisable to do so because of the failure of the State to observe or perform any covenant or agreement under this Indenture. The making by the Trustee of those advances shall not constitute a waiver of, and shall not prejudice, any rights of the Trustee or the Holders against the State for failure of the State to do so.

Whenever the Trustee shall have received a written notice from the Holders of not less than 25% in aggregate principal amount of the Bonds then outstanding requesting it to take any action, including the making of advances or expenditures, authorized by the provisions of this Indenture, and shall have been offered indemnity as provided in Section 6.02(j) of this Indenture, and shall have refused to take or, for a period of 60 days shall not have taken, that action, then the Holders making the request are hereby authorized to take that action and shall be entitled to the same rights and remedies as the Trustee would have been entitled if that action had been taken by the Trustee.

Section 6.17. State’s Right to Audit. The State may demand an accounting by the Trustee, any Registrar and any Paying Agent of the funds and investments of the State held by them, and the Trustee, Registrar or Paying Agent, as the case may be, shall respond within ten business days to any request by the State for such an accounting. The State may have an audit of the bonds and accounts of the Trustee, Registrar and Paying Agent performed by an independent firm of certified public accountants relevant to the funds and investments of the State held by them. The cost of that audit shall be paid by the State unless the audit demonstrates that a material error was made by the Trustee, Registrar or Paying Agent in the handling of the funds and investments of the State hereunder, in which case the cost of the audit shall be paid by the Trustee, Registrar or Paying Agent, as the case may be.

(End of Article VI)

ARTICLE VII

EVENTS OF DEFAULT AND REMEDIES

Section 7.01. Events of Default. The occurrence of any of the following events is defined as and declared to be and to constitute an Event of Default under this Indenture:

(a) Failure to pay interest on any Bond when and as that interest shall become due and payable;

(b) Failure to pay the principal of or any premium on any Bond when and as that principal or premium shall become due and payable, whether at stated maturity, by redemption, pursuant to any Mandatory Sinking Fund Requirements or otherwise;

(c) Failure by the State to observe or perform any other covenant, agreement or obligation of the State contained in this Indenture or in the Bonds and the continuation of that failure for a period of 90 days after written notice of that failure is given to the State, which notice may be given by the Trustee in its discretion and shall be given by the Trustee at the written request of the Holders of not less than 25% in aggregate principal amount of Bonds then outstanding; provided that if the failure is other than the payment of money and is of such nature that it can be corrected but not within the applicable period, then, that failure shall not constitute an Event of Default so long as the State institutes curative action within the applicable period and diligently pursues that action to completion;

(d) The occurrence and continuance of an Event of Default under Section 20 of the Lease or under the APCOA Guaranty affecting timely payment of Debt Service on the Bonds or the application of Garage Gross Receipts; or

(e) Acceleration of the payment of principal of any Parity Obligations resulting from an event of default with respect to such Party Obligations or otherwise.

The term “default” or “failure” as used in this Article means a default or failure by the State in the observance or performance of any of the covenants, agreements or obligations on its part to be observed or performed contained in this Indenture or in the Bonds, exclusive of any period of grace or notice required to constitute a default or failure an Event of Default, as provided above.

Notwithstanding the foregoing, if, by reason of Force Majeure, the State is unable to observe or perform any covenant, agreement or obligation that would give rise to an Event of Default under Section 7.01(c) hereof, the State shall not be deemed in default during the continuance of such inability. However, the State promptly shall give notice to the Trustee of the existence of an event of Force Majeure and shall use its best efforts to remove the effects thereof; provided that the settlement of strikes or other such disturbances shall be entirely within its discretion.

The term Force Majeure shall mean, without limitation, the following:

(a) acts of God; strikes, lockouts or other such disturbances; acts of public enemies; orders or restraints of any kind of the government of the United States of America or of the State or any of their departments, agencies, political subdivisions or officials, except the State or its officials, or any civil or military authority; insurrections; civil disturbances; riots; epidemics; landslides; lightning; earthquakes; fires; hurricanes; tornadoes; storms; droughts; floods; arrests; restraint of government and people; explosions; breakage; malfunction or accident to facilities, machinery, transmission pipes or canals; partial or entire failure of utilities serving the Garage; shortages of labor, materials, supplies or transportation; or

(b) any cause, circumstance or event not reasonably within the control of the State.

The declaration of an Event of Default under this Section and the exercise of remedies upon any such declaration shall be subject to any applicable limitations of bankruptcy laws affecting or precluding such declaration or exercise during the pendency of or immediately following any insolvency, bankruptcy, liquidation or reorganization proceedings.

Section 7.02. Notice of Default. If an Event of Default shall occur, the Trustee shall give written notice of the Event of Default, by registered or certified mail, to the State, ABPC, the Registrar, every Paying Agent and every Authenticating Agent within five days after the Trustee has knowledge of the Event of Default. If an Event of Default occurs of which the Trustee has notice pursuant to this Indenture, the Trustee shall give written notice thereof, within 30 days after the Trustee’s receipt of notice of its occurrence, to the Holders of all Bonds then outstanding as shown by the Register at the close of business 15 days prior to the mailing of that notice; provided that, except in the case of a default in the payment of the principal of or interest or any premium on any Bond or in the payment of any Mandatory Sinking Fund Requirements, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of notice to the Holders is in the interests of the Holders.

Section 7.03. Remedies; Rights of Holders. Subject to the provisions of Section 7.11 hereof, upon the occurrence and continuance of an Event of Default, the Trustee may pursue any available remedy to enforce the payment of Debt Service or the observance and performance of any other covenant, agreement or obligation under this Indenture, the Lease, the APCOA Guaranty, the Security Agreements, any letter of credit or any other instrument providing security, directly or indirectly, for the Bonds. For the avoidance of doubt, this Article VII, among other provisions of this Indenture, has been modified with respect to the Series 2000 Bonds by the First Supplemental Indenture, including Section 8 thereof.

If, upon the occurrence and continuance of an Event of Default, the Trustee is requested so to do by the Holders of at least 25% in aggregate principal amount of Bonds then outstanding, the Trustee (subject to the provisions of Sections 6.01 and 6.02 and particularly paragraph 6.01(c)(iv) and Subsection 6.02(j) of those Sections, the provisions of Section 7.10 hereof and to any direction by the Holders of a majority of the aggregate principal amount of the Bonds then outstanding as to the method and place of conducting proceedings to be taken in connection with the enforcement of the terms and conditions of this Indenture), shall exercise any rights and powers conferred by Article VII of this Indenture.

No remedy conferred upon or reserved to the Trustee (or to the Holders) by this Indenture is intended to be exclusive of any other remedy. Each remedy shall be cumulative and shall be in addition to every other remedy given hereunder or otherwise to the Trustee or to the Holders or now or hereafter existing.

No delay in exercising or omission to exercise any remedy, right or power accruing upon any default or Event of Default shall impair that remedy, right or power or shall be construed to be a waiver of any default or Event of Default or acquiescence therein. Every remedy, right and power may be exercised from time to time and as often as may be deemed to be expedient.

No waiver of any default or Event of Default hereunder, whether by the Trustee or by the Holders, shall extend to or shall affect any subsequent default or Event of Default or shall impair any remedy, right or power consequent thereon.

In exercising any remedy, right or power hereunder, the Trustee shall take any action that would best serve the interests of the Holders in the judgment of the Trustee, applying the standards described in Sections 6.01 and 6.02 hereof.

Section 7.04. Right of Holders to Direct Proceedings. Anything to the contrary in this Indenture notwithstanding, the Holders of a majority in aggregate principal amount of Bonds then outstanding shall have the right at any time to direct, by an instrument or document or instruments or documents in writing signed and delivered to the Trustee, the method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of this Indenture or any other proceedings hereunder; provided that (i) any direction shall not be other than in accordance with the provisions of law and of this Indenture, (ii) any direction shall be subject to the provisions of Sections 6.01 and 6.02 hereof and particularly Sections 6.01(c)(iv) and 6.02(j), and (iii) the Trustee may take any other action that it deems to be proper and that is not inconsistent with the direction.

Section 7.05. Appointment of Receiver. If an Event of Default shall have occurred and be continuing, the Trustee shall be entitled, as a matter of right and to the extent permitted by applicable law, to the appointment of a receiver for all or any part of the Garage and all of the Pledged Revenues, and the State hereby consents to the appointment of such a receiver and covenants not to oppose any such appointment.

Whenever there shall have been commenced or shall be pending any litigation in any court having jurisdiction thereof, to which the State shall be a party, involving the operation or administration of the Garage or the wrongful performance or failure to perform any of the terms and conditions of this Indenture or if an Event of Default shall occur or shall have occurred and be continuing, the court having jurisdiction of the cause may appoint a receiver to administer and operate the Garage on behalf of the State with full power to pay and to provide for the payment of Garage Operating Expenses and Debt Service, and to apply the income and revenue derived from that operation, including the Funds created under this Indenture in the custody of the State, in accordance with the provisions of this Indenture and of the Bonds, and with such other powers, subject to the direction of the court, as are accorded to receivers in general equity cases; provided that the power of the receiver to make provision for the payment of Debt Service as aforesaid shall not be construed as including power to pledge the general credit of the State or its taxing power to the payment of such Debt Service.

Section 7.06. Application of Money. After payment of any fees of, and all costs, expenses, liabilities and advances paid, incurred or made by, the Trustee in the collection of money pursuant to any right given or action taken under the provisions of this Article VII (including without limitation, reasonable attorneys’ fees and expenses, except as limited by law or judicial order or decision entered in any action taken hereunder), together with all Garage Operating Expenses, all money received by the Trustee (including any money remaining in the Pledged Funds and accounts therein created hereunder), shall be deposited in separate accounts of the Garage Gross Receipts Fund and disbursed to sub-accounts to be established for the payment of outstanding Bonds and other obligations in accordance with the security given for their payment; provided that any money received by the Trustee on account of the Surface Parking or Surface Parking Gross Receipts shall be transferred to the Custodian for deposit and application pursuant to the Custody Agreement. Amounts in such subaccounts for the payment of Subordinate Bonds or Parity Obligations shall be disbursed in accordance with the applicable Supplemental Indenture or other document or instrument evidencing such obligations. Amounts in the sub-accounts for Parity Bonds shall be disbursed as follows, subject to any provision made pursuant to Sections 3.10 and 4.04 hereof:

(a) All of that money shall be deposited in the Debt Service Fund and shall be applied:

First — To the payment to the Holders entitled thereto of all installments of interest then due on the Parity Bonds, in the order of the dates of maturity of the installments of that interest, beginning with the earliest date of maturity and, if the amount available is not sufficient to pay in full any particular installment, then to the payment thereof ratably, according to the amounts due on that installment, to the Holders entitled thereto, without any discrimination or privilege, except as to any difference in the respective rates of interest specified in the Parity Bonds and except as to the security given for the particular series of Parity Bonds; and

Second — To the payment to the Holders entitled thereto of the unpaid principal of any of the Parity Bonds that shall have become due (other than Parity Bonds previously called for redemption for the payment of which money is held pursuant to the provisions of this Indenture), whether at stated maturity, by redemption or pursuant to any Mandatory Sinking Fund Requirements, in the order of their due dates, beginning with the earliest due date, with interest on those Parity Bonds from the respective dates upon which they became due at the rates specified in those Parity Bonds, and if the amount available is not sufficient to pay in full all Parity Bonds due on any particular date, together with that interest, then to the payment thereof ratably, according to the amounts of principal and interest due on that date, to the Holders entitled thereto, without any discrimination or privilege, except as to any difference in the respective rates of interest specified in the Parity Bonds.

(b) Whenever money is to be applied pursuant to the provisions of this Section, that money shall be applied at such times, and from time to time, as the Trustee shall determine, having due regard for the amount of money available for application and the likelihood of additional money becoming available for application in the future. Whenever the Trustee shall direct the application of that money, it shall fix the date upon which the application is to be made, and upon that date, interest shall cease to accrue on the amounts of principal, if any, to be paid on that date, provided the money is available therefor. The Trustee shall give notice of the deposit with it of any money and of the fixing of that date, all consistent with the requirements of Section 3.05 hereof for the establishment of, and for giving notice with respect to, a Special Record Date for the payment of overdue interest. The Trustee shall not be required to make payment of principal of and any premium on a Bond to the Holder thereof, until the Bond shall be presented to the Trustee for appropriate endorsement or for cancellation if it is to be paid fully.

(c) Whenever all Debt Service shall have been paid under the provisions of this Section and all expenses and charges of the Trustee, the Registrar, the Authenticating Agents and the Paying Agents have been paid, any balance remaining in the Debt Service Fund shall be paid respectively into the other Funds to make up any deficiency existing in any such Funds under the terms of this Indenture, or if all Bonds shall be deemed to have been paid and discharged under this Indenture, then shall be paid to the State unless other provision is made therefor by the State.

Section 7.07. Remedies Vested in Trustee. All rights of action (including without limitation, the right to file proof of claims) under this Indenture or under any of the Bonds may be enforced by the Trustee without the possession of any of the Bonds or the production thereof in any trial or other proceeding relating thereto. Any suit or proceeding instituted by the Trustee shall be brought in its name as Trustee without the necessity of joining any Holders as plaintiffs or defendants. Any recovery of judgment shall be for the benefit of the Holders of the outstanding Bonds, subject to the provisions of this Indenture.

Section 7.08. Rights and Remedies of Holders. A Holder shall not have any right to institute any suit, action or proceeding for the enforcement of this Indenture, for the execution of any trust hereof, or for the exercise of any other remedy hereunder, unless:

(a) there has occurred and is continuing an Event of Default of which the Trustee has been notified, as provided in Section 6.02(f) hereof, or of which it is deemed to have notice thereunder,

(b) the Holders of at least a majority in aggregate principal amount of Bonds then outstanding shall have made written request to the Trustee and shall have afforded the Trustee reasonable opportunity to proceed to exercise the remedies, rights and powers granted herein or to institute the suit, action or proceeding in its own name, and shall have offered indemnity to the Trustee as provided in Sections 6.01 and 6.02 hereof, and

(c) the Trustee, for 60 days thereafter, shall have failed or refused to exercise the remedies, rights and powers granted herein or to institute the suit, action or proceeding in its own name.

At the option of the Trustee, such notification (or notice), request, opportunity and offer of indemnity are conditions precedent in every case, to the institution of any suit, action or proceeding described above.

No one or more Holders of the Bonds shall have any right to affect, disturb or prejudice in any manner whatsoever the security or benefit of this Indenture by its or their action, or to enforce, except in the manner provided herein, any remedy, right or power hereunder. Any suit, action or proceedings shall be instituted, had and maintained in the manner provided herein for the benefit of the Holders of all Bonds then outstanding.

Nothing in this Indenture shall affect or impair, however, the right of any Holder to enforce the payment of the Debt Service on any Bond owned by that Holder at and after the maturity thereof, at the place, from the sources and in the manner expressed in that Bond.

Section 7.09. Termination of Proceedings. If the Trustee shall have proceeded to enforce any remedy, right or power under this Indenture in any suit, action or proceedings, and the suit, action or proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then the State, the Trustee and the Holders shall be restored to their former positions and rights hereunder, respectively, and all rights, remedies and powers of the Trustee shall continue as if no suit, action or proceedings had been taken.

Section 7.10. Waivers of Events of Default. Except as hereinafter provided, the Trustee shall waive any Event of Default hereunder and its consequences upon the written request of the Holders of

(a) at least a majority in aggregate principal amount of all Bonds then outstanding in respect of which an Event of Default in the payment of Debt Service exists, or

(b) at least 25% in aggregate principal amount of all Bonds then outstanding, in the case of any other Event of Default.

Such written request shall take priority over other actions requested or authorized by the Holders.

There shall not be so waived, however, any Event of Default described in paragraph (a) or (b) of Section 7.01 hereof, unless at the time of that waiver, payments of, plus interest to the extent permitted by law on any overdue installments of interest at the rate borne by the Bonds in respect of which the default shall have occurred, shall have been duly paid or provision shall have been duly made therefor by deposit with the Trustee or Paying Agents. If such a waiver shall occur, or any suit, action or proceedings taken by the Trustee on account of any Event of Default shall have been discontinued, abandoned or determined adversely to it, then the State, the Trustee and the Holders shall be restored to their former positions and rights hereunder, respectively. No waiver or rescission shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

Section 7.11. No Claims Against Trustee. Nothing contained in this Indenture shall constitute any request by the Trustee, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Garage or any part thereof, or be construed to give the State any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would provide the basis for any claim either against the Trustee or that any lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the lien of this Indenture.

Section 7.12. Provisions Subject to Applicable Law. All rights, powers and remedies provided herein may be exercised only to the extent that the exercise thereof does not violate any applicable law, and are intended to be limited to the extent necessary so that they will not render this Indenture invalid, unenforceable or not entitled to be recorded, registered or filed under any applicable law.

(End of Article VII)

ARTICLE VIII

REPRESENTATIONS, COVENANTS AND AGREEMENTS OF THE STATE

Section 8.01. Representations; Certain Covenants and Agreements.

(a) The State represents and warrants that

(i) It is duly authorized by the Constitution and laws of the State and the Act to execute and deliver this Indenture and to provide the security for payment of the Debt Service in the manner and to the extent set forth in this Indenture.

(ii) All actions required on its part to be performed for the execution and delivery of this Indenture have been or will be taken.

(iii)  Bonds issued hereunder will be valid and enforceable special obligations of the State according to their terms; provided that the Bonds shall not be payable from nor charged upon any funds other than the Pledged Revenues or other receipts, funds or moneys pledged therefor pursuant to this Indenture, nor shall the State or any political subdivision thereof be subject to any liability thereon except to the extent of such pledged revenues, receipts, funds and moneys.

(b) In addition to any other covenants and agreements of the State contained in this Indenture, the State further covenants and agrees with the Holders and the Trustee as follows:

(i) Payment of Debt Service. The State will pay all Debt Service, or cause it to be paid, solely from the sources provided herein, on the dates, at the places and in the manner provided in this Indenture.

(ii) Performance of Covenants and Agreements. The State will observe and perform faithfully at all times all covenants, agreements, authority, actions, undertakings, stipulations and provisions to be observed or performed on its part under the Lease, this Indenture, the Supplemental Indenture and the Bonds that are executed, authenticated and delivered under this Indenture.

(iii) Register. The State agrees that at reasonable times and under reasonable regulations established by the Registrar, the Register may be inspected and copied by the Trustee, by the State, by Holders of 25% or more in aggregate principal amount of the Bonds then outstanding, or a designated representative thereof.

(iv) Enforcement of State’s Obligations. Each obligation of the State required to be undertaken pursuant to this Indenture and the Bonds is binding upon the State, and upon each officer or employee thereof as from time to time may have the authority under law to take any action on behalf of the State that may be necessary to perform all or any part of that obligation.

(v) Enforcement of Lease and APCOA Guaranty. The State agrees that it will strictly enforce in all material respects the terms and provisions of the Lease and the APCOA Guaranty and the State acknowledges that the Holders and the Bond Insurer have relied on the State’s agreement in this sentence.

Section 8.02. Title to Garage. The State is the owner, free and clear of liens and encumbrances other than Permitted Encumbrances, of good and marketable title in fee simple to the Garage, and of sufficient other interests in or rights to use the other real property on which the Garage will be are located, to permit the State to use the Garage as intended and to operate the Garage fully, effectively and efficiently.

Section 8.03. After-Acquired Property, Further Assurances. All property and rights of every kind, real, personal or mixed, tangible or intangible, that may be acquired by the State out of the Pledged Revenues or used directly in connection with the Garage or any Improvements after the date hereof, and all such property constituting Pledged Revenues or deposited in any Pledged Fund, shall become and be subject to this Indenture immediately upon the acquisition or deposit thereof, without any further pledge or assignment, as fully and completely as though now owned by the State and specifically described and pledged in the granting clauses hereof. At any and all times the State will do, execute, acknowledge and deliver, or shall cause to be done, all such further acts and things, and cause to be executed, acknowledged and delivered all such further pledges, assignments and assurances for the better pledging, assigning, assuring and confirming unto the Trustee any and all properties and rights hereby pledged and assigned or intended to be pledged and assigned, as the Trustee may reasonably require for better accomplishing the provisions and purposes of this Indenture, and for securing the payment of the Debt Service.

Section 8.04. Special Covenants of the State. (a) The State covenants that it at all times shall manage the operation of the Garage, any Improvements, other structured parking facilities located on the Airport and the Surface Parking in such manner so as to result, and at all times shall maintain rates for parking at the Garage, any Improvements, other structured parking facilities located on the Airport and the Surface Parking sufficient to result, during each Lease Year in Garage Gross Receipts to be generated in such amount to permit compliance with the Garage Coverage Ratio for such Lease Year. If for any Lease Year, as shown in the audited financial statements prepared for such Lease Year in accordance with Section 7(e) of the Lease, the Garage Coverage Ratio has not been met, the State, together with ABPC, shall promptly adjust rates for parking at, or make other appropriate changes in the operations of, the Garage, any Improvements, other structured parking facilities located on the Airport and/or the Surface Parking such that the Garage Coverage Ratio is projected to be met for the then-current Lease Year.

(b) The State covenants that, other than as Improvements financed by the issuance of Parity Bonds, it shall not establish other structured parking facilities at the Airport available for general use by users of the Airport except in compliance with the requirements of Section 15(b) of the Lease and only with the consent of the Bond Insurer. The State may establish other structured parking facilities at the Airport (including, but not limited to, parking for an Airport hotel) which are not available for general use by users of the Airport, provided that the rate schedule for parking at any such structured parking facilities at all times shall be higher than the applicable rate schedule for parking at the Garage.

(c) The Lease and the APCOA Guaranty may be terminated upon the occurrence of certain events specified in the Lease and in accordance with the provisions thereof. In the event that the Lease is terminated as permitted thereby, and the Garage and any other Improvements are to continue in operation, the State covenants that it shall use its best efforts so that at all times thereafter while the Bonds are outstanding either:

(i)   the State shall have entered into and there shall be in force a substitute lease or operating agreement with a qualified operator or lessee to operate the Garage and any Improvements or

(ii)  the State shall operate the Garage and any Improvements itself, if permitted by law and the Bradley Airport Parity Bond Indenture, in each case in such manner so that the Garage and any Improvements are continued to be operated as public parking facilities at the Airport producing Pledged Revenues which are deposited on a timely basis with the Trustee in accordance with this Indenture. In the event that the State enters into a substitute lease or operating agreement for the operation of the Garage and any Improvements, or determines to operate the Garage and any Improvements itself, the State shall cause to be delivered to the Trustee a certificate or report of the Consultant evidencing that operating the Garage and any Improvements in such manner will not adversely affect the ability of the State to comply with the first sentence of Section 8.01(a) hereof. Any such certificate or report of the Consultant shall be delivered no later than 60 days after the effective date of any such substitute lease or operating agreement or the effective date that the State assumes operational control of the Garage and any Improvements.

(d) If (i) an order for relief to the detriment of the State or the Trustee is issued in a United States Bankruptcy Court matter commenced by or against ABPC and/or APCOA, or (ii) the State is prevented from terminating the Lease under the terms of an order or other action of a United States Bankruptcy Court, or (iii) during the pendency of any such bankruptcy matter, ABPC and/or APCOA materially fail to perform their obligations under the Lease and/or the APCOA Guaranty, respectively, then in any such event the State shall immediately take all appropriate action necessary to obtain relief under the Bankruptcy Code, to the extent necessary, including but not limited to that afforded by Section 365 of the Bankruptcy Code.

(End of Article VIII)

ARTICLE IX

DEFEASANCE

Section 9.01. Release of Indenture. If (i) the State shall pay all of the outstanding Bonds, or shall cause them to be paid and discharged, or if there otherwise shall be paid to the Holders of the outstanding Bonds, all Debt Service due or to become due thereon, and (ii) provision also shall be made for the payment of all other amounts payable hereunder, including all fees and expenses of the Trustee, then this Indenture shall cease, determine and become null and void (except for those provisions surviving by reason of Section 9.03 hereof in the event the Bonds are deemed paid and discharged pursuant to Section 9.02 hereof), and the covenants, agreements and obligations of the State hereunder shall be released, discharged and satisfied.

Thereupon, and subject to the provisions of Section 9.02 hereof, if applicable,

(i) the Trustee shall release this Indenture (except for those provisions surviving by reason of Section 9.03 hereof in the event the Bonds are deemed paid and discharged pursuant to Section 9.02 hereof) and shall sign and deliver to the State any instruments or documents in writing as shall be requisite to evidence that release and discharge or as reasonably may be requested by the State, and

(ii) the Trustee and any other Paying Agents shall assign and deliver to the State any property then subject to the lien of this Indenture and which then may be in their possession, except amounts in the Debt Service Fund required to be held by the Trustee and the Paying Agents under Section 3.10 hereof or otherwise for the payment of Debt Service.

Section 9.02. Payment and Discharge of Bonds. All or any part of the Bonds or any series of Bonds shall be deemed to have been paid and discharged within the meaning of this Indenture, including without limitation, Section 9.01 hereof, if:

(a) the Trustee as paying agent and any Paying Agents shall have received, in trust for and irrevocably committed thereto, sufficient cash, or

(b) the Trustee shall have received, in trust for and irrevocably committed thereto, Government Obligations that are certified by an independent public accounting firm or verification firm of national reputation to be of such maturities or redemption dates and interest payment dates, and to bear such interest, as will be sufficient together with any money to which reference is made in paragraph (a) of this Section 9.02, without further investment or reinvestment of either the principal amount thereof or the interest earnings therefrom (which earnings are to be held likewise in trust and so committed, except as provided herein), for the payment of all Debt Service on those Bonds, at their maturity or redemption dates, as the case may be, or if a default in payment shall have occurred on any maturity or redemption date, then for the payment of all Debt Service thereon to the date of the tender of payment; provided that if any of those Bonds are to be redeemed prior to the maturity thereof, notice of that redemption shall have been duly given or irrevocable provision satisfactory to the Trustee shall have been duly made for the giving of that notice.

Any money held by the Trustee in accordance with, the provisions of this Section may be invested by the Trustee only in Government Obligations having maturity dates, or having redemption dates which, at the option of the holder of those obligations, shall be not later than the date or dates at which money will be required for the purposes described above. To the extent that any income or interest earned by, or increment to, the investments held under this Section is determined from time to time by the Trustee to be in excess of the amount required to be held by the Trustee for the purposes of this Section, that income, interest or increment shall be transferred at the time of that determination to the State free of any trust or lien.

Prior to any discharge of Bonds hereunder being effective, there shall be delivered to the Trustee and the State an opinion of nationally recognized bond counsel to the effect that the discharge of such Bonds will not result in the interest on any Bonds becoming includable in the gross income of the Holders thereof for federal income tax purposes (to the extent those Bonds were issued on the basis that the interest thereon was excluded from gross income of the Holders for federal income tax purposes).

If any Bonds shall be deemed paid and discharged pursuant to this Section 9.02, the Trustee shall cause a written notice to be given within 15 days after such Bonds are so deemed paid and discharged to each Holder as shown on the Register on the date on which such Bonds are deemed paid and discharged. Such notice shall state the numbers of the Bonds deemed paid and discharged or state that all Bonds of a particular series are deemed paid and discharged, set forth a description of the obligations held pursuant to paragraph (b) of this Section 9.02 and specify any date or dates on which any of the Bonds are to be called for redemption pursuant to notice of redemption given or irrevocable provisions made for such notice pursuant to the first paragraph of this Section 9.02. The State may reserve the right to substitute obligations held pursuant to paragraph (b) of this Section 9.02 with other obligations meeting the requirements of this Section, provided that such notice shall state that the State has reserved such right; provided further that, prior to such substitution, there shall be delivered to the State and the Trustee an opinion of nationally recognized bond counsel to the effect that such substitution is legal under applicable law and is permitted by this Indenture and will not result in the interest on any Bonds becoming includable in the gross income of the Holders thereof for federal income tax purposes (to the extent those Bonds were issued on the basis that the interest thereon was excluded from gross income of the Holders for federal income tax purposes).

Section 9.03. Survival of Certain Provisions. Notwithstanding the foregoing, any provisions of the Supplemental Indenture and this Indenture that relate to:

(a)                             the maturity of Bonds,

(b)                            the interest payments and dates thereof,

(c)                             the optional and mandatory redemption provisions,

(d)                            the credit against Mandatory Sinking Fund Requirements,

(e)                             the exchange, transfer and registration of Bonds,

(f)                               the replacement of mutilated, destroyed, lost or stolen Bonds,

(g)                            the safekeeping and cancellation of Bonds,

(h)                            the non-presentment of Bonds,

(i)                                the holding of money in trust,

(j)                                the payment or reimbursement of fees, charges and expenses of the Trustee, the Registrar and any Paying Agents and Authenticating Agents,

(k)                             the repayments to the State from the Debt Service Fund,

(l)                                covenants with respect to maintaining tax status of the Bonds,

(m)                          the duties of the State, the Trustee and the Registrar in connection with all of the foregoing, and

(n)                            the Trustee’s rights described in Sections 6.01 and 6.02,

shall remain in effect and be binding upon the State, the Trustee, the Registrar, the Authenticating Agents, the Paying Agents and the Holders notwithstanding the release and discharge of this Indenture. The provisions of this Article shall survive the release, discharge and satisfaction of this Indenture.

(End of Article IX)

ARTICLE X

SUPPLEMENTAL TRUST INDENTURES

Section 10.01. Supplemental Trust Indentures Not Requiring Consent of Holders. The State and the Trustee may enter into indentures supplemental to this Indenture as shall not be inconsistent with the terms and provisions hereof, without the consent of or notice to any of the Holders for any one or more of the following purposes:

(a) To cure any ambiguity, inconsistency or formal defect or omission in this Indenture;

(b) To grant to or confer upon the Trustee for the benefit of the Holders any additional rights, remedies, powers or authority that lawfully may be granted to or conferred upon the Holders or the Trustee;

(c) To assign additional revenues under this Indenture;

(d) To add to the covenants and agreements of the State under this Indenture other covenants and agreements thereafter to be observed for the protection of the Holders, or to surrender or limit any right, power or authority herein reserved to or conferred upon the State in this Indenture, including without limitation, the limitation of rights of redemption so that in certain instances Bonds of different series will be redeemed in some prescribed relationship to one another for the protection of the Holders of a particular series of Bonds;

(e) To authorize the issuance of a series of Bonds and to prescribe the terms, forms and details thereof not inconsistent with this Indenture;

(f) To make necessary or advisable amendments or additions in connection with the issuance of Bonds as do not adversely affect the interests of Holders of outstanding Bonds;

(g) To permit the use of a book entry system to identify the owner of an interest in a Bond issued by the State under this Indenture, whether that obligation was formerly, or could be, evidenced by a physical security and to facilitate (i) the transfer of Bonds from one Depository to another, (ii) the succession of Depositories or (iii) the withdrawal of Bonds issued to a Depository for use in a book entry system and the issuance of replacement Bonds in fully registered form to others than a Depository;

(h) To permit the Trustee to comply with any obligations imposed upon it by law;

(i) To specify further the duties and responsibilities of, and to define further the relationship among, the Trustee, the Registrar and any Authenticating Agents or Paying Agents;

(j) To achieve compliance of this Indenture with any applicable federal securities or tax law;

(k) To permit any other amendment that, in the judgment of the Trustee, is not to the prejudice of the Trustee or the Holders;

(l) To make any amendments that are necessary in connection with the State entering into any substitute lease or other operating agreement or the State operating itself the Garage and any Improvements, in each case as permitted pursuant to Section 8.04(c) and 11.0l(b) hereof; or

(m) To accept additional security and instruments and documents of further assurance with respect to the Garage, any Improvements or the Pledged Revenues.

Section 10.02. Supplemental Trust Indentures Requiring Consent of Holders. Exclusive of Supplemental Indentures to which reference is made in Section 10.01 hereof and subject to the terms, provisions and limitations contained in this Section, and not otherwise, with the consent of the Holders of not less than a majority in aggregate principal amount of the Bonds then outstanding, evidenced as provided in this Indenture, the State and the Trustee may execute and deliver Supplemental Indentures adding any provisions to, changing in any manner or eliminating any of the provisions of this Indenture or any Supplemental Indenture or restricting in any manner the rights of the Holders. Nothing in this Section or Section 10.01 hereof, however, shall permit or be construed as permitting:

(a) without the consent of the Holder of each Bond so affected, (i) an extension of the maturity of the principal of or the interest on any Bond, (ii) a reduction in the principal amount of any Bond or the rate of interest or premium thereon, (iii) the creation of a right in the State to call any Bond for redemption prior to its maturity, or the advancement of the time or reduction of the redemption price at which any existing right of the State to call Bonds for redemption may be exercised, or (iv) a reduction in the amount or extension of the time of payment of any Mandatory Sinking Fund Requirements, or

(b) without the consent of the Holders of all Bonds then outstanding, (i) the creation of a privilege or priority of any Bond or Bonds over any other Bond or Bonds, or (ii) a reduction in the aggregate principal amount of the Bonds required for consent to a Supplemental Indenture.

If the State shall request that the Trustee execute and deliver any Supplemental Indenture for any of the purposes of this Section, upon receipt of payment by the Trustee of Ordinary Expenses incurred by it in connection therewith, the Trustee shall cause notice of the proposed execution and delivery of the Supplemental Indenture to be mailed by first class mail, postage prepaid, to all Holders of Bonds then outstanding at their addresses as they appear on the Register at the close of business on the fifteenth day preceding that mailing.

The Trustee shall not be subject to any liability to any Holder by reason of the Trustee’s failure to mail, or the failure of any Holder to receive, the notice required by this Section. Any failure of that nature shall not affect the validity of the Supplemental Indenture when there has been consent thereto as provided in this Section. The notice shall set forth briefly the nature of the proposed Supplemental Indenture and shall state that copies thereof are on file at the principal corporate trust office of the Trustee for inspection by all Holders.

If the Trustee shall receive, within a period prescribed in writing by the State, of not fewer than 60 days following the mailing of the notice, an instrument or document or instruments or documents, in form to which the Trustee does not reasonably object, purporting to be signed by the Holders of not less than a majority in aggregate principal amount of the Bonds then outstanding (which instrument or document or instruments or documents shall refer to the proposed Supplemental Indenture in the form described in the notice and specifically shall consent to the Supplemental Indenture in substantially that form), the Trustee shall, but shall not otherwise, execute and deliver the Supplemental Indenture in substantially the form to which reference is made in the notice as being on file with the Trustee, without liability or responsibility to any Holder, regardless of whether that Holder shall have consented thereto.

Any consent shall be binding upon the Holder of the Bond giving the consent and, anything herein to the contrary notwithstanding, upon any subsequent Holder of that Bond and of any Bond issued in exchange therefor (regardless of whether the subsequent Holder has notice of the consent to the Supplemental Indenture). A consent may be revoked in writing, however, by the Holder who gave the consent or by a subsequent Holder of the Bond by a revocation of such consent received by the Trustee prior to the execution and delivery by the Trustee of the Supplemental Indenture. At any time after the Holders of the required percentage in aggregate principal amount of Bonds shall have filed their consents to the Supplemental Indenture, the Trustee shall make and file with the State a written statement that the Holders of the required percentage in aggregate principal amount of Bonds have filed those consents. That written statement shall be conclusive evidence that the consents have been so filed.

If the Holders of the required percentage in aggregate principal amount of Bonds outstanding shall have consented to the Supplemental Indenture, as provided in this Section, no Holder shall have any right (a) to object to (i) the execution or delivery of the Supplemental Indenture, (ii) any of the terms and provisions contained therein, or (iii) the operation thereof, (b) to question the propriety of the execution and delivery thereof, or (c) to enjoin or restrain the Trustee or the State from that execution or delivery or from taking any action pursuant to the provisions thereof.

Section 10.03. Authorization to Trustee; Effect of Supplement. The Trustee is authorized to join with the State in the execution and delivery of any Supplemental Indenture in accordance with this Article and to make the further agreements and stipulations that may be contained therein. Thereafter,

(a)     That Supplemental Indenture shall form a part of this Indenture;

(b)    All terms and conditions contained in that Supplemental Indenture as to any provision authorized to be contained therein shall be deemed to be a part of the terms and conditions of this Indenture for any and all purposes;

(c)     This Indenture shall be deemed to be modified and amended in accordance with the Supplemental Indenture; and

(d)    The respective rights, duties and obligations under this Indenture of the State, the Trustee, the Registrar, the Paying Agents, the Authenticating Agents and all Holders of Bonds then outstanding shall be determined, exercised and enforced hereunder in a manner that is subject in all respects to those modifications and amendments made by the Supplemental Indenture.

Express reference to any executed and delivered Supplemental Indenture may be made in the text of any Bonds issued thereafter, if that reference is deemed necessary or desirable by the Trustee or the State. A copy of any Supplemental Indenture for which provision is made in this Article shall be mailed by the Trustee to the Registrar, each Authenticating Agent and Paying Agent. The Trustee shall not be required to sign any Supplemental Indenture containing provisions adverse to the Trustee or increasing the duties or obligations of the Trustee.

Section 10.04. Opinion of Bond Counsel. Before the State and the Trustee shall enter into any Supplemental Indenture pursuant to this Article X, there shall have been delivered to the Trustee an opinion of nationally recognized bond counsel to the effect that the Supplemental Indenture is authorized or permitted by this Indenture, that upon execution it will be valid and binding upon the State in accordance with its terms, and that the execution and delivery of such Supplemental Indenture will not result in the interest on any of the Bonds becoming includable in the gross income of the Holders thereof for federal income tax purposes (to the extent those Bonds were issued on the basis that the interest thereon was excluded from gross income of the Holders for federal income tax purposes).

Section 10.05. Modification by Unanimous Consent. Notwithstanding anything contained elsewhere in this Indenture, the rights and obligations of the State and of the Holders, and the terms and provisions of the Bonds and this Indenture or any Supplemental Indenture, may be modified or altered in any respect with the consent of the State and the Holders of all of the Bonds then outstanding; provided that the Trustee shall not be required to sign any supplemental indenture containing provisions adverse to the Trustee or increasing the duties or obligations of the Trustee.

Section 10.06. Consent of ABPC and APCOA. Anything herein to the contrary notwithstanding, any Supplemental Indenture under this Article X which affects the rights or obligations of ABPC under the Lease or of APCOA under the APCOA Guaranty shall not become effective unless and until ABPC and/or APCOA, as applicable, consents thereto in writing.

(End of Article X)

ARTICLE XI

AMENDMENTS TO LEASE AND APCOA GUARANTY;

SUBSTITUTE LEASE OR OPERATING AGREEMENT

Section 11.01. Amendments to Lease and APCOA Guaranty Not Requiring Consent of Holders; Substitute Lease or Operating  Agreement. (a) The State and the Trustee may enter into or consent, without the consent of or notice to any of the Holders, to any amendment, change or modification of the Lease or the APCOA Guaranty (i) to cure any ambiguity, inconsistency or formal defect or omission therein, (ii) in connection with the execution and delivery of a Supplemental Indenture authorized pursuant to Section 10.01 of this Indenture or (iii) to permit any other amendment that, in the judgment of the Trustee, is not to the prejudice of the Trustee or the Holders.

(b) In the event that the Lease and the APCOA Guaranty are terminated in accordance with the provisions thereof, the State thereafter may enter into any substitute lease or other operating agreement for the operation of the Garage and any Improvements or operate the Garage and any Improvements itself, in either event without the consent of any of the Holders, but only in compliance with Section 8.04(c) hereof. The State shall provide notice to the Holders of the termination of the Lease and the APCOA Guaranty, specifying whether the State has entered or will enter into a substitute lease or operating agreement for the operation of the Garage and any Improvements or whether the State will operate the Garage and any Improvements itself.

Section 11.02. Amendments to Lease and APCOA Guaranty Requiring Consent of Holders. Except as provided in Section 11.01, the State and the Trustee may not enter into or consent to any amendment, change or modification of the Lease or the APCOA Guaranty, without the consent of the Holders of not less than a majority in aggregate principal amount of the Bonds then outstanding obtained as set forth in Section 10.02 hereof; provided that, except as permitted in accordance with Section 8.04(c) hereof in connection with termination of the Lease and the APCOA Guaranty, no amendment, change or modification to the obligations of ABPC and APCOA to make payments of amounts on account of Debt Service on the Bonds under the Lease or the APCOA Guaranty may be made without the consent of the Holders of 100% of the Bonds then outstanding. If at any time the Trustee is requested to consent to any proposed amendment to the Lease or the APCOA Guaranty requiring notice and consent of the Holders, the Trustee shall cause notice of such proposed amendment to be mailed in the same manner as provided in Section 10.02 relating to Supplemental Indentures.

Section 11.03. Opinion of Bond Counsel. Before the State and the Trustee shall enter into or consent to any amendment to the Lease or the APCOA Guaranty pursuant to this Article XI, or enter into any substitute lease or operating agreement for the operation of the Garage and any Improvements, there shall have been delivered to the Trustee an opinion of nationally recognized bond counsel to the effect that such amendment or substitute lease or operating agreement is authorized or permitted by this Indenture and that the execution and delivery of such amendment or substitute lease or operating agreement will not result in the interest on any of the Bonds becoming includable in the gross income of the Holders thereof for federal income tax purposes (to the extent those Bonds were issued on the basis that the interest thereon was excluded from gross income of the Holders for federal income tax purposes).

Section 11.04. Consent of Trustee. Anything herein to the contrary notwithstanding, any amendment to the Lease or the APCOA Guaranty under this Article XI or any substitute lease or operating agreement which affects the rights or obligations of the Trustee shall not become effective unless and until the Trustee consents thereto in writing.

(End of Article XI)

ARTICLE XII

PARITY OBLIGATIONS

Section 12.01. Parity Obligations Permitted. The State may issue or incur Parity Obligations secured on a parity with the Bonds with respect to the pledge of and security interest in the Pledged Revenues for any one or more of the following purposes:

(a) to secure its obligations under a reimbursement agreement with a bank issuing a letter of credit or liquidity facility for Bonds or Parity Obligations or to secure the State’s obligations under other agreements with other providers of other credit enhancement or liquidity facilities for Bonds or Parity Obligations;

(b) in connection with interest rate exchange, swap or hedge arrangements;

(c) for any purpose for which Bonds may be issued, provided that the requirements of Section 2.03 shall have been satisfied, treating in each case the Parity Obligations proposed to be incurred as Bonds for purposes of that Section.

Section 12.02. Parity Obligations. Prior to the incurrence of any Parity Obligations, the State will provide evidence satisfactory to the Trustee that each of the following conditions has been satisfied and will deliver to the Trustee the following instruments and documents:

(a) any instrument or document evidencing the Parity Obligation, which shall include:

(i) a cross default provision with respect to this Indenture,

(ii) provisions (which may be contained in a separate agreement to which the Trustee is a party) to the effect that, prior to exercising any remedies upon a default or event of default by the State under any instrument or document relating to the Parity Obligation, the holders of the Parity Obligation (or a trustee representing their interests) shall cooperate with the Trustee to the end that the interests of those holders and the Holders of the Parity Bonds shall be protected equally and ratably with respect to the Pledged Revenues,

(iii) any additional provisions which are deemed by the Trustee to be necessary or advisable to provide for cooperation between those holders (or that trustee) and the Holders of the Bonds or the Trustee in view of the parity nature of Parity Bonds and the Parity Obligation with respect to any payment from Pledged Revenues, and

(iv) a provision that all Parity Obligations and Parity Bonds shall be payable from the Pledged Revenues secured equally and ratably by all security provided for either or both, except that Parity Obligations shall not be protected or secured by the Debt Service Fund or the Debt Service Reserve Fund; and

(b) due authorization for the incurrence by the State of the Parity Obligation; and

(c) evidence of satisfaction of the requirements of Section 12.01(c) above.

If the Trustee shall determine that all of the foregoing conditions have been satisfied, it shall certify in writing to the State that the proposed indebtedness, liability or obligation is a Parity Obligation for purposes of this Indenture. Upon that certification, the indebtedness, liability or obligation shall be so deemed.

The State will take all actions (including without limitation, amending or supplementing the Indenture and any other collateral instrument or document) and will execute, deliver, file and record all instruments and documents of security which are required by this Indenture, which relate to the Parity Obligation, which are required by law, or which the Trustee determines to be necessary or advisable, upon the advice of bond counsel, to make or grant to the holders of the Parity Obligation a right for payment from Pledged Revenues on a parity with that of all other holders of Outstanding Bonds and Outstanding Parity Obligations.

The actions taken pursuant to this section shall be taken to the end that all of the Outstanding Parity Obligations and all Outstanding Bonds shall be of equal rank with respect to the Pledged Revenues and shall be entitled to share on a parity in the Pledged Revenues. However, Parity Obligations shall not be protected or secured by the Debt Service Fund or Debt Service Reserve Fund.

Within a reasonable period following the issuance of any Parity Obligation, the State shall deliver to the Trustee conformed copies of all instruments and documents supporting or evidencing the Parity Obligation.

(End of Article XII)

ARTICLE XIII

MISCELLANEOUS

Section 13.01. Limitation of Rights. With the exception of rights conferred expressly in this Indenture, nothing expressed or mentioned in or to be implied from this Indenture or the Bonds is intended or shall be construed to give to any Person other than the parties hereto, the Registrar, the Authenticating Agents, the Paying Agents, ABPC and the Holders of the Bonds any legal or equitable right, remedy, power or claim under or with respect to this Indenture or any covenants, agreements, conditions and provisions contained herein. This Indenture and all of those covenants, agreements, conditions and provisions are intended to be, and are, for the sole and exclusive benefit of the parties hereto, the Registrar, the Authenticating Agents, the Paying Agents, ABPC and the Holders of the Bonds, as provided herein.

Section 13.02. Severability. In case any section or provision of this Indenture, or any covenant, agreement, stipulation, obligation, act or action, or part thereof, made, assumed, entered into or taken under this Indenture, or any application thereof, is held to be illegal or invalid for any reason, or is inoperable at any time, that illegality, invalidity or inoperability shall not affect the remainder thereof or any other section or provision of this Indenture or any other covenant, agreement, stipulation, obligation, act or action, or part thereof, made, assumed, entered into or taken under this Indenture, all of which shall be construed and enforced at the time as if the illegal, invalid or inoperable portion were not contained therein.

Any illegality, invalidity or inoperability shall not affect any legal, valid and operable section, provision, covenant, agreement, stipulation, obligation, act, action, part or application, all of which shall be deemed to be effective, operative, made, assumed, entered into or taken in the manner and to the full extent permitted by law from time to time.

Section 13.03. Notices. Except as provided in Section 7.02 hereof and as otherwise provided in this Section 13.03, it shall be sufficient service or giving of any notice, request, complaint, demand or other instrument or document to the State or the Trustee if it is duly mailed by registered or certified mail addressed to the appropriate Notice Address.

Duplicate copies of each notice, request, complaint, demand or other instrument or document given hereunder to the State or the Trustee also shall be given to the other. The foregoing parties may designate, by notice given hereunder, any further or different addresses to which any subsequent notice, request, complaint, demand or other instrument or document shall be sent. The Trustee shall designate, by notice to the State, the addresses to which notices or copies thereof shall be sent to the Registrar, the Authenticating Agents and the Paying Agents.

In connection with any notice mailed pursuant to the provisions of this Indenture, a certificate of the Trustee, the State, the Registrar, the Authenticating Agents or the Holders of the Bonds, whichever or whoever mailed that notice, that the notice was so mailed shall be conclusive evidence of the proper mailing of the notice.

Section 13.04. Suspension of Mail. If because of the suspension of delivery of first class, registered or certified mail or, for any other reason, any Person shall be unable to mail by the required class of mail any notice required to be mailed by the provisions of this Indenture, then such notice shall be given in such other manner as in the judgment of the Trustee shall most effectively approximate mailing thereof, and the giving of that notice in that manner for all purposes of this Indenture shall be deemed to be in compliance with the requirement for the mailing thereof. Except as otherwise provided herein, the mailing of any notice shall be deemed complete upon deposit of that notice in the mail and the giving of any notice by any other means of delivery shall be deemed complete upon receipt of the notice by the delivery service.

Section 13.05. Payments Due on Non-Business Days. If any Interest Payment Date, date of maturity of the principal of any Bonds, or date fixed for redemption of any Bonds is not a Business Day, then payment of interest, principal and any redemption premium need not be made by the Trustee or any Paying Agent on that date, but that payment may be made on the next succeeding Business Day with the same force and effect as if that payment were made on the Interest Payment Date, date of maturity or date fixed for redemption, and no interest shall accrue for the period after that date; provided that if the Trustee is open for business on the applicable Interest Payment Date, date of maturity or date fixed for redemption, it shall make any payment required hereunder with respect to payment of interest on outstanding Bonds and payment of principal of and premium on Bonds presented to it for payment, regardless of whether any Paying Agent shall be open for business or closed on the applicable Interest Payment Date, date of maturity or date fixed for redemption.

Section 13.06. Instruments of Holders. Any writing, including without limitation, any consent, request, direction, approval, objection or other instrument or document required under this Indenture to be signed by any Holder may be in any number of concurrent writings of similar tenor and may be signed by that Holder in person or by an agent or attorney appointed in writing. Proof of (i) the signing of any writing, including without limitation, any consent, request, direction, approval, objection or other instrument or document, (ii) the signing of any writing appointing any agent or attorney, and (iii) the ownership of Bonds, shall be sufficient for any of the purposes of this Indenture, if made in the following manner, and if so made, shall be conclusive in favor of the Trustee with regard to any action taken thereunder, namely:

(a) The fact and date of the signing by any person of any writing may be proved by the certificate of any officer in any jurisdiction, who has power by law to take acknowledgments within that jurisdiction, that the person signing the writing acknowledged that signing before that officer, or by affidavit of any witness to that signing; and

(b) The fact of ownership of Bonds shall be proved by the Register maintained by the Registrar.

Nothing contained herein shall be construed to limit the Trustee to the foregoing proof, and the Trustee may accept any other evidence of the matters stated therein that it deems to be sufficient. Any writing, including without limitation, any consent, request, direction, approval, objection or other instrument or document, of the Holder of any Bond shall bind every future

Holder of the same Bond, with respect to anything done or suffered to be done by the State, the Trustee, the Registrar or any Paying Agent or Authenticating Agent pursuant to that writing.

Section 13.07. Priority of this Indenture. This Indenture shall be superior to any liens that may be placed upon the Pledged Revenues or any other funds or accounts created pursuant to this Indenture.

Section 13.08. Extent of Covenants; No Personal Liability. All covenants, stipulations, obligations and agreements of the State contained in this Indenture are and shall be deemed to be covenants, stipulations, obligations and agreements of the State to the full extent authorized by law and permitted by the Constitution of the State. No covenant, stipulation, obligation or agreement of the State contained in this Indenture shall be deemed to be a covenant, stipulation, obligation or agreement of any present or future member, officer, agent or employee of the State in other than that person’s official capacity. No official signing the Bonds, this Indenture or any amendment or supplement hereto or thereto shall be liable personally on the Bonds.

Section 13.09. Binding Effect. This Indenture shall inure to the benefit of and shall be binding upon the State and the Trustee and their respective successors and assigns, subject, however, to the limitations contained herein.

Section 13.10. Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be regarded as an original and all of which shall constitute but one and the same instrument.

Section 13.11. Governing Law. This Indenture and the Bonds shall be deemed to be contracts made under the laws of the State and for all purposes shall be governed by and construed in accordance with the laws of the State without regard to conflict of law provisions.

(End of Article XIII)

IN WITNESS WHEREOF, the State has caused this Indenture to be signed for it and in its name and on its behalf by its Authorized Officers; and the Trustee, in token of its acceptance of the trusts created hereunder, has caused this Indenture to be signed for it and in its name and on its behalf by its duly authorized officer, as Trustee and as Registrar, all as of the day and year first above written.

STATE OF CONNECTICUT

By:	/s/ John G. Rowland
Governor

And By:	/s/ Denise L. Nappier
Treasurer

And By:	/s/ Nancy Wyman
Comptroller

FIRST UNION NATIONAL BANK as Trustee and as Registrar

By:
Title: